Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN AND AMONG

FUND IV AND FUND V ASSOCIATES

AND

FUND VI, FUND VII AND FUND VIII ASSOCIATES,

AS SELLERS

AND

TRANSATLANTIC INVESTMENT MANAGEMENT, INC.,

AS PURCHASER

10375 AND 10407 CENTURION PARKWAY NORTH

JACKSONVILLE, FLORIDA

January 23, 2006

TABLE OF CONTENTS

ARTICLE 1.		1
ARTICLE 2		8
2.1	Agreement to Sell and Purchase the Property	8
2.2	Permitted Exceptions	9
2.3	Earnest Money	9
2.4	Purchase Price	10
2.5	Independent Contract Consideration	11
2.6	Closing	11
ARTICLE 3		11
3.1	Due Diligence Inspections	11
3.2	Deliveries by Sellers to Purchaser; Purchaser's Access to Property Records of Seller.	12
3.3	Condition of the Property	14
3.4	Title and Survey	15
3.5	Service Contracts	15
3.6	Termination of Agreement	16
3.7	Confidentiality	16
ARTICLE 4		17
4.1	Representations and Warranties of Seller	17
4.2	Knowledge Defined	21
4.3	Covenants and Agreements of Sellers	21
4.4	Representations and Warranties of Purchaser	24
ARTICLE 5		24
5.1	Sellers’ Closing Deliveries	24
5.2	Purchaser’s Closing Deliveries	27
5.3	Closing Costs	27
5.4	Prorations and Credits	28
ARTICLE 6		30
6.1	Conditions Precedent to Purchaser’s Obligations	30
6.2	Conditions Precedent to Sellers’ Obligations	31
ARTICLE 7		31
7.1	Casualty	31
7.2	Condemnation	32
ARTICLE 8		33
8.1	Purchaser’s Default	33
8.2	Sellers’ Default	34
ARTICLE 9		34
9.1	Assignment	34
ARTICLE 10		35
10.1	Broker	35
ARTICLE 11		35
11.1	Indemnification by Seller	35
11.2	Indemnification by Purchaser	35
11.3	Limitations on Indemnification	36

11.4	Anti-Terrorism Law	36
11.5	Survival	36
11.6	Indemnification as Sole Remedy	36
ARTICLE 12		37
12.1	Notices	37
12.2	Possession	38
12.3	Time Periods	38
12.4	Publicity	38
12.5	Discharge of Obligations	38
12.6	Severability	38
12.7	Construction	39
12.8	Sale Notification Letters	39
12.9	Access to Records Following Closing	39
12.10	General Provisions	39
12.11	Like-Kind Exchange	39
12.12	Attorney’s Fees	40
12.13	Counterparts	40
12.14	Effective Agreement	40
12.15	Radon Gas Disclosure	40
12.16	Jurisdiction	40

ii

SCHEDULE OF EXHIBITS

Exhibit “A-1”	Description of Funds IV and V Land
Exhibit “A-2”	Description of Funds VI, VII and VIII Land
Exhibit “B”	List of Personal Property
Exhibit “C”	List of Existing Commission Agreements
Exhibit “D”	Form of Escrow Agreement
Exhibit “E”	List of Existing Environmental Reports
Exhibit “F”	Existing Surveys
Exhibit “G”	List of Leases
Exhibit “H”	Title Exceptions
Exhibit “I”	Exception Schedule
Exhibit “J”	List of Service Contracts
Exhibit “K”	Form of Tenant Estoppel Certificate
Exhibit “L”	Property Tax Appeals
Exhibit “M”	Management Agreement(s)

Schedule of Exhibits

SCHEDULE OF CLOSING DOCUMENTS

Schedule 1	Form of Assignment and Assumption of Lease

Schedule 2	Form of Assignment and Assumption of Service Contracts

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of General Assignment of Seller’s Interest in Intangible Property

Schedule 5	Form of Seller’s Affidavit (for Purchaser’s Title Insurance Purposes)

Schedule 6	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)

Schedule 7	Form of Seller’s FIRPTA Affidavit

Schedule 8	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

PURCHASE AND SALE AGREEMENT

10375 AND 10407 CENTURION PARKWAY NORTH

JACKSONVILLE, FLORIDA

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into as of the 23rd day of January, 2006, between and among FUND IV AND FUND V ASSOCIATES, a Georgia joint venture (“Funds IV and V JV”) and FUND VI, FUND VII AND FUND VIII ASSOCIATES, a Georgia joint venture (“Funds VI, VII and VIII JV”) (each as “Seller” and collectively as “Sellers”), and TRANSATLANTIC INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (together with its permitted successors and assigns, “Purchaser”).

W I T N E S S E T H:

WHEREAS, Funds IV and V JV desires to sell that certain improved real property commonly known as “Centurion Centre” located at 10407 Centurion Parkway North, Jacksonville, Duval County, Florida, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, Funds VI, VII and VIII JV desires to sell that certain improved real property commonly known as the “BellSouth Building” located at 10375 Centurion Parkway North, Jacksonville, Duval County, Florida, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.).

“Anti-Terrorism Law” shall have the meaning ascribed thereto in Section 11.6 hereof.

“Assignment and Assumption of Leases” shall mean the form of assignment and assumption of Leases and Security Deposits and obligations under the Commission Agreements to be executed and delivered by Purchaser and the applicable Seller as to the Leases, Security Deposits and Commission Agreements with respect to the Property owned by such Seller, at the Closing in the form attached hereto as SCHEDULE 1.

“Assignment and Assumption of Service Contracts” shall mean the form of assignment and assumption of Service Contracts to be executed and delivered by Purchaser and the applicable Seller as to the Service Contracts with respect to the Property owned by such Seller, at the Closing in the form attached hereto as SCHEDULE 2.

“Association” shall mean the Deerwood Park Owners Association, Inc., a Florida non-profit corporation.

“Association Estoppel” shall have the meaning ascribed thereto in Section 4.3(f) hereof.

“Basket Limitation” shall mean an amount equal to Fifty Thousand and No/100 Dollars ($50,000.00 U.S.).

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered to Purchaser by the applicable Seller with respect to the Personal Property owned by such Seller and used in connection with the Property of such Seller, at the Closing in the form attached hereto as SCHEDULE 3.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Florida are authorized by law or executive action to close.

“Cap Limitation” shall mean an amount equal to Seven Hundred Forty-Four Thousand and No/100 Dollars ($744,000.00 U.S.).

“Closing” shall mean the consummation of the purchase and sale of the Properties pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Closing Documents” shall mean any certificate, instrument or other document delivered pursuant to this Agreement.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(g) hereof, and such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Due Diligence Deliveries” shall have the meaning, with respect to each Property, ascribed thereto in Section 3.2 hereof.

“Due Diligence Material” shall have the meaning, with respect to each Property, ascribed thereto in Section 3.7 hereof.

“Earnest Money” shall mean the Initial Earnest Money, together with any Additional Earnest Money actually paid by Purchaser to Escrow Agent hereunder, and further together with all interest which accrues thereon as provided in Section 2.3 hereof and in the Escrow Agreement.

“Effective Date” shall mean the date upon which Sellers and Purchaser shall have delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on the cover page and page 1 hereof. For the purposes of determining the Effective Date, a facsimile or other electronic signature shall be deemed an original signature.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree now or hereafter relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (codified in various sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. § 201 et seq. and § 300 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2061 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. § 1100 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Occupational Safety & Health Act (29 U.S.C. § 655 et seq.), and any state and local environmental laws, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Escrow Agent” shall mean Chicago Title Insurance Company, at its office at 4170 Ashford Dunwoody Road, Suite 460, in Atlanta, Georgia, 30319.

“Escrow Agreement” shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into among Sellers, Purchaser and Escrow Agent with respect to the Earnest Money.

“Existing Environmental Reports” shall mean, as the context may permit or require, with respect to each Property, those certain reports, correspondence and related materials, if any, in the possession or control of the applicable Seller and obtained by such Seller in connection with the Land owned by such Seller, as more particularly described on EXHIBIT “E” attached hereto and made a part hereof.

“Existing Survey” and “Existing Surveys” shall mean, with respect to each Property, those certain surveys with respect to the applicable Land, as more particularly described on EXHIBIT “F” attached hereto and made a part hereof.

“First Adjourned Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“First Closing Date” shall have the meaning ascribed thereto in Section 2.6. hereof.

“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered to Purchaser at Closing by each Seller as to the Land and Improvements owned by such Seller in the form attached hereto as SCHEDULE 7.

“Funds IV and V Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated on the Funds IV and V Land, including, without limitation, all parking areas and facilities, improvements and fixtures located on said land.

“Funds IV and V Intangible Property” shall mean all intangible property, if any, owned by Funds IV and V JV and related to the Funds IV and V Land and Funds IV and V Improvements, including, without limitation, the rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering plans for the Funds IV and V Land and Funds IV and V Improvements located thereon; (ii) all assignable warranties and guaranties given or made in respect of the Funds IV and V Improvements or Funds IV and V Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Funds IV and V Land or Funds IV and V Improvements located thereon; and (iv) all of the right, title and interest of Funds IV and V JV in and to all assignable Service Contracts with respect to the Funds IV and V Property that Purchaser agrees to assume (or is deemed to have agreed to assume).

“Funds IV and V Land” shall mean that certain tract or parcel of real property located at 10407 Centurion Parkway North, in Jacksonville, Duval County, Florida (according to the street numbering system currently in effect in said locale), all as more particularly described on Exhibit “A–1” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest, if any, of Funds IV and V JV in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Funds IV and V Land.

“Funds IV and V Personal Property” shall mean all furniture (including common area and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is either licensed to a Wells Affiliate or which such Wells Affiliate deems proprietary), machinery, apparatus and equipment owned by Funds IV and V JV and currently used exclusively in the operation, repair and maintenance of the Funds IV and V Land and Funds IV and V Improvements situated thereon, including, without limitation, those specific items of personal property (if any) more particularly described on Exhibit “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans, internal analyses, information regarding the marketing of the Funds IV and V Property for sale, submissions relating to obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or similar information in the possession or control of any Wells Affiliate or any Wells Affiliate property manager which such Wells Affiliate reasonably deems proprietary) relating to the Funds IV and V Land and Funds IV and V Improvements. The Funds IV and V Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed to Purchaser subject to depletions, replacements and additions in the ordinary course of Funds IV and V JV’s business.

“Funds IV and V Property” shall mean the Funds IV and V Land, the Funds IV and V Improvements, the Funds IV and V Personal Property, the Funds IV and V Intangible Property, and all right, title and interest of Funds IV and V as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits with respect to the Funds IV and V Land and Funds IV and V Improvements.

“Funds VI, VII and VIII Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated on the Funds VI, VII and VIII Land, including, without limitation, all parking areas and facilities, improvements and fixtures located on said land.

“Funds VI, VII and VIII Intangible Property” shall mean all intangible property, if any, owned by Funds VI, VII and VIII JV and related to the Funds VI, VII and VIII Land and Funds VI, VII and VIII Improvements, including, without limitation, the rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering plans for the Funds VI, VII and VIII Land and Funds VI, VII and VIII Improvements located thereon; (ii) all assignable warranties and guaranties given or made in respect of the Funds VI, VII and VIII Improvements or Funds VI, VII and VIII Personal Property; (iii) all

transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Funds VI, VII and VIII Land or Funds VI, VII and VIII Improvements located thereon; and (iv) all of the right, title and interest of Funds VI, VII and VIII JV in and to all assignable Service Contracts with respect to the Funds VI, VII and VIII Property that Purchaser agrees to assume (or is deemed to have agreed to assume).

“Funds VI, VII and VIII Land” shall mean that certain tract or parcel of real property located at 10375 Centurion Parkway North, in Jacksonville, Duval County, Florida (according to the street numbering system currently in effect in said locale), all as more particularly described on Exhibit “A–2” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest, if any, of Funds VI, VII and VIII JV in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Funds VI, VII and VIII Land.

“Funds VI, VII and VIII Personal Property” shall mean all furniture (including common area and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is either licensed to a Wells Affiliate or which such Wells Affiliate deems proprietary), machinery, apparatus and equipment owned by Funds VI, VII and VIII JV and currently used exclusively in the operation, repair and maintenance of the Funds VI, VII and VIII Land and Funds VI, VII and VIII Improvements situated thereon, including, without limitation, those specific items of personal property (if any) more particularly described on Exhibit “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans, internal analyses, information regarding the marketing of the Funds VI, VII and VIII Property for sale, submissions relating to obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or similar information in the possession or control of any Wells Affiliate or any Wells Affiliate property manager which such Wells Affiliate reasonably deems proprietary) relating to the Funds VI, VII and VIII Land and Funds V, VII and VIII Improvements. The Funds VI, VII and VIII Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed to Purchaser subject to depletions, replacements and additions in the ordinary course of Funds VI, VII and VIII JV’s business.

“Funds VI, VII and VIII Property” shall mean the Funds VI, VII and VIII Land, the Funds VI, VII and VIII Improvements, the Funds VI, VII and VIII Personal Property, the Funds VI, VII and VIII Intangible Property, and all right, title and interest of Funds VI, VII and VIII JV as “landlord” or “lessor” in and to the Leases, any guaranties of Leases and Security Deposits with respect to the Funds VI, VII and VIII Land and Funds VI, VII and VIII Improvements.

“General Assignment” shall mean an assignment by each Seller of its interest in Intangible Property owned by such Seller (being such Seller’s interest in the Intangible Property being conveyed as a part of such Seller’s Property), to be executed by such Seller at Closing, substantially in the form attached hereto as SCHEDULE 4 and made a part hereto, with such changes thereto as may be agreed upon by such Seller and Purchaser to convey such Seller’s Intangible Property associated with the Property of such Seller.

“Guaranty Agreements” shall mean with respect to each Seller the guaranty agreements, if any, listed on Exhibit “G” attached hereto which relate to the Leases entered into by such Seller.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

“Improvements” shall mean, as the context may permit or require, the Funds IV and V Improvements and/or the Funds VI, VII and VIII Improvements.

“Initial Earnest Money” shall mean the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.).

“Inspection Period” shall mean the period expiring at 5:00 P.M. Eastern Standard Time on February 3, 2006.

“Intangible Property” shall mean, as the context may permit or require, the Funds IV and V Intangible Property and/or the Funds VI, VII and VIII Intangible Property.

“Land” shall mean, as the context may permit or require, the Funds IV and V Land and/or the Funds VI, VII and VIII Land.

“Leases” shall mean with respect to each Seller the leases identified on EXHIBIT”G” attached hereto which have been entered into with respect to the Improvements owned by such Seller.

“Losses” shall have the meaning ascribed thereto in Section 11.1 hereof.

“Major Tenant” and “Major Tenants” shall mean (a) with respect to the Funds IV and V Property, (i) ADP, Inc., a Delaware corporation, and (ii) Synovus Financial Corp., a Georgia corporation, and (b) with respect to the Funds VI, VII and VIII Property, (i) American Express Travel Related Services Company, Inc., a Delaware corporation, and (ii) Bellsouth Advertising & Publishing Corporation, a Georgia corporation.

“Monetary Objection” or “Monetary Objections”, with respect to each Property, shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of such Property, (b) any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of such Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of such Property which are delinquent, and (d) any judgment of record against the Seller of such Property in the county or other applicable jurisdiction in which such Property is located.

“Other Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(r) hereof.

“Outside Closing Date” shall mean March 22, 2006, unless Sellers, in their sole discretion, elect to extend the outside date for Closing to a later date designated by Sellers in writing to Purchaser.

“Permitted Exceptions” shall mean, with respect to each Property, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent with respect to the applicable Land and Improvements owned by Funds IV and V JV and by Funds VI, VII and VIII, respectively, (b) the applicable Leases affecting the Property of each Seller, (c) such state of facts as would be disclosed by a current survey of such Seller’s Land, (d) the matters set forth on EXHIBIT “H” attached hereto and made part hereof or otherwise disclosed in the Title Commitment issued with respect to such Land and the Improvements thereon, and (e) such other easements, restrictions and encumbrances with respect to such Land and Improvements that do not constitute Monetary Objections, and that are approved (or are deemed approved) by Purchaser in accordance with the provisions of Section 3.4 hereof.

“Personal Property” shall mean, as the context may permit or require, the Funds IV and V Personal Property and/or the Funds VI, VII and VIII Personal Property.

“Proceeding” shall have the meaning ascribed thereto in Section 12.16 hereof.

“Property” and “Properties” shall have the meanings ascribed thereto in Section 2.1 hereof.

“Protective Covenants” shall mean that certain Restatement of Protective Covenants of Deerwood Park, dated September     , 1988 (sic), recorded in Official Records Book 6575, Page 2276, in the public records of Duval County, Florida (as the same have been and may be modified, amended and supplemented from time to time).

“Purchase Price” shall be the amount specified in Section 2.4 hereof.

“Purchaser-Related Entities” shall have the meaning ascribed thereto in Section 11.1 hereof.

“Purchaser Waived Breach” shall have the meaning ascribed thereto in Section 11.3 hereof.

“Purchaser’s Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(c) hereof.

“Purchaser’s Counsel” shall mean Davis Malm & D’Agostine P.C., One Boston Place, Boston, Massachusetts 02108, Attention: Paul L. Feldman, Esquire.

“Seller” and “Sellers” shall mean, as the context permits or requires, Funds IV and V JV and/or Funds VI, VII and VIII JV.

“Seller-Related Entities” shall have the meaning ascribed thereto in Section 11.2 hereof.

“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by each Seller at Closing to the Title Company with respect to such Seller’s Property, in the form attached hereto as SCHEDULE 5.

“Sellers’ Broker” shall mean Cushman & Wakefield of Florida, Inc., a Florida corporation, as set forth in Section 10.1 hereof.

“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by each Seller to Purchaser at the Closing with respect to the truth and accuracy of such Seller’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 6.

“Sellers’ Counsel” shall mean Troutman Sanders LLP, Bank of America Plaza, Suite 5200, 600 Peachtree Street, N.E., Atlanta, Georgia 30308-2216, Attention: Leslie Fuller Secrest.

“Service Contracts” shall mean with respect to each applicable Seller and the Property of such Seller all those certain contracts and agreements more particularly described as Service Contracts on EXHIBIT “J” attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property owned by such Seller which will extend beyond the Closing Date, including, without limitation, all equipment leases.

“SNDA” and “SNDAs” shall have the meaning ascribed thereto in Section 4.3(g) hereof.

“Special Warranty Deed” shall have the meaning ascribed thereto in Section 5.1(a).

“Survey” and “Surveys” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) hereof.

“Tenant Estoppel Certificate” or “Tenant Estoppel Certificates” shall mean the certificates to be sought from the tenants under the Leases in substantially the form attached hereto as EXHIBIT ”K”; provided, however, if any Lease provides for the form or content of an estoppel certificate from the tenant thereunder, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for therein.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and costs.

“Tenant Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(q) hereof.

“Title Company” shall mean Chicago Title Insurance Company.

“Title Commitment” and “Title Commitments” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Wells Affiliate” and “Wells Affiliates” shall mean each and every one of Funds IV and V JV, Funds VI, VII and VIII JV, and each of their respective joint venture partners, Wells Capital, Inc., a Georgia corporation, and Wells Management, Inc., a Georgia corporation.

ARTICLE 2

PURCHASE AND SALE

2.1 Agreement to Sell and Purchase the Property. Subject to and in accordance with the terms and provisions of this Agreement:

(a) Funds IV and V JV agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Funds IV and V Property”):

(i)	the Funds IV and V Land;

(ii)	the Funds IV and V Improvements;

(iii)	all right, title and interest of Funds IV and V JV as “landlord” or “lessor” in and to the Leases affecting the Funds IV and V Improvements;

(iv)	the Funds IV and V Personal Property; and

(v)	the Funds IV and V Intangible Property; and

(b) Funds VI, VII and VIII JV agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Funds VI, VII and VIII Property”):

(i)	the Funds VI, VII and VIII Land;

(ii)	the Funds VI, VII and VIII Improvements;

(iii)	all right, title and interest of Funds VI, VII and VIII JV as “landlord” or “lessor” in and to the leases affecting the Funds VI, VII and VIII Improvements;

(iv)	the Funds VI, VII and VIII Personal Property; and

(v)	the Funds VI, VII and VIII Intangible Property.

The Funds IV and V Property and the Funds VI, VII and VIII Property are herein referred to individually as a “Property” and collectively as the “Properties”.

2.2 Permitted Exceptions. Each Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions with respect to such Property.

2.3 Earnest Money.

(a) Within three (3) Business Days following the execution and delivery of this Agreement by Sellers and Purchaser, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Initial Earnest Money with Escrow Agent. If Purchaser fails to timely deposit the Initial Earnest Money with Escrow Agent, then, at the option of Sellers, exercisable by written notice to Purchaser and Escrow Agent, this Agreement shall terminate, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(b) On or before the expiration of the Inspection Period, Purchaser shall deliver the Additional Earnest Money to Escrow Agent by federal wire transfer, which Additional Earnest

Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. Sellers and Purchaser mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Additional Earnest Money with Escrow Agent. If Purchaser fails to timely deposit the Additional Earnest Money with Escrow Agent, then, at the option of Sellers, exercisable by written notice to Purchaser and Escrow Agent, this Agreement shall terminate, Escrow Agent shall return the Earnest Money actually deposited with Escrow Agent (and any interest earned thereon) to Purchaser, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(c) The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. Interest and other income from time to time earned on the Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money and the Additional Earnest Money (to the extent actually deposited by Purchaser with Escrow Agent as provided herein) and all such interest and other income.

2.4 Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the aggregate purchase price (the “Purchase Price”) to be paid by Purchaser to Sellers for the Properties shall be the sum of TWENTY-FOUR MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($24,800,000.00 U.S.). The Purchase Price shall be paid by Purchaser to Sellers at the Closing as follows:

(a) The Earnest Money shall be paid by Escrow Agent to Sellers at Closing; and

(b) At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price the Earnest Money paid by Escrow Agent to Sellers, and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Title Company, for further delivery to an account or accounts designated by Sellers. If the amount due from Purchaser pursuant to this Agreement is not received by the Title Company on or before the later of 3:00 p.m. Eastern Standard Time or in sufficient time for reinvestment on the Closing Date, then the Closing shall be delayed by one (1) Business Day, but in no event whatsoever beyond the Outside Closing Date; provided, however, that if the day set for Closing is the outside date for Closing (after taking into account all applicable extensions of such date pursuant to this Agreement; it being understood and agreed, however, that in no event shall the Closing Date occur later than the Outside Closing Date), then in such event, (x) the Closing shall not be delayed but shall occur on such day so long as the amount due from Purchaser is received by the Title Company in immediately available funds by the close of business on such day, and Purchaser shall reimburse Sellers for loss of interest due to the inability to reinvest Sellers’ funds on the Closing Date, calculated at the rate of eight percent (8%) per annum (calculated on a per diem basis, using a 365-day year), or (y) if the amount due from Purchaser has not been received by the Title Company in immediately available funds by the close of business on such day, Closing shall not be delayed, Purchaser shall be in default hereunder, and Sellers may exercise any and all remedies available to Sellers on account of such default. Notwithstanding the foregoing, as long as all wires necessary to pay amounts due from Purchaser as aforesaid (which are wired to the Title Company as set forth above), are initiated by noon on the First Closing Date, the First Adjourned Closing Date or the Outside Closing Date, as applicable, and Purchaser has authorized the Title Company to disburse the amounts received from Purchaser upon receipt of said funds, Purchaser shall not be responsible for interest as set forth in subsection (x) above or in default as set forth in subsection (y) above. The provisions of the preceding sentence of this Section 2.4(b) shall survive the Closing.

2.5 Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, concurrently with Purchaser’s execution and delivery of this Agreement to Sellers, Purchaser shall deliver to Sellers Purchaser’s check, payable to the order to Sellers, in the amount of Ten and No/100 Dollars ($10.00). Sellers and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Sellers’ execution and delivery of this Agreement and Purchaser’s right to inspect the Properties pursuant to Article 3. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6 Closing. The consummation of the sale by Sellers and purchase by Purchaser of the Properties (the “Closing”) shall be held on or before February 21, 2006 (the “First Closing Date”); provided, however that Purchaser shall have the right, by written notice to Sellers delivered no later than February 15, 2006, to adjourn the Closing to a date specified in Purchaser’s notice, but not later than the First Adjourned Closing Date of March 8, 2006, if Purchaser’s lender is not prepared to close by February 21, 2006 any loan or loans to be obtained by Purchaser; provided further, however, that if and only if (a) Purchaser shall have delivered to Sellers no later than February 6, 2006 the completed forms of all SNDAs to be submitted by Sellers to each applicable tenant and (b) Purchaser has not received an executed SNDA in a form reasonably acceptable to Purchaser’s lender from each of the Major Tenants prior to the First Adjourned Closing Date, Purchaser shall have the right by written notice to Sellers delivered no later than the First Adjourned Closing Date, to adjourn the Closing to a date specified in Purchaser’s notice, but not later than the earlier to occur of (i) the Outside Closing Date of March 22, 2006, or (ii) two (2) Business Days after Purchaser’s receipt of SNDAs from the Major Tenants. Subject to the foregoing, the Closing shall take place at an office in the metropolitan Atlanta, Georgia, area, and at such specific place, time and date (the “Closing Date”) as shall be designated by Purchaser in a written notice to Sellers not less than three (3) Business Days prior to Closing. If Purchaser fails to give such notice of the Closing Date, the Closing shall be at the offices of the Title Company, 4170 Ashford Dunwoody Road, Suite 460, Atlanta, Georgia 30399, at 10:00 a.m. on February 21, 2006 (unless Purchaser shall elect by written notice timely given as set forth above to adjourn the Closing to a date not later than the First Adjourned Closing Date or the Outside Closing Date, as the case may be). It is contemplated that the transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Sellers and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise. Sellers and Purchaser agree to use reasonable efforts to complete all requirements for the Closing prior to the Closing Date.

ARTICLE 3

PURCHASER’S INSPECTION AND REVIEW RIGHTS

3.1 Due Diligence Inspections.

(a) From and after the Effective Date until the Closing Date or earlier termination of the inspection rights of Purchaser under this Agreement, Sellers shall permit Purchaser and its authorized representatives to inspect the Properties, to perform due diligence and environmental investigations, to examine the records of Sellers with respect to the Properties, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing. All such inspections shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases, and, in each case, in compliance with the rights and obligations of Sellers as landlord under their respective Leases. Purchaser agrees that Purchaser shall make no contact with and shall not interview any tenants without at least two (2) Business Days’ advance written notice to Sellers. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Properties shall be solely Purchaser’s expense. Sellers reserve the right to have a representative present at the time of making any such inspection and at the time of any such interviews with the tenants. Purchaser shall notify Sellers not less than two (2) Business Days in advance of making any such inspection.

(b) If the Closing is not consummated hereunder, Purchaser shall promptly deliver to Sellers (if contractually permitted to do so) copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections; provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. Purchaser shall use commercially reasonable efforts to avoid any contractual obligations prohibiting the delivery to Sellers of copies of such reports, surveys and information. This Section 3.1(b) shall survive the termination of this Agreement.

(c) To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs either Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless each Seller from and against any and all expense, loss or damage which such Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors. Said indemnification shall not extend to pre-existing conditions merely discovered by Purchaser. Said indemnification agreement shall survive the Closing, or earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Properties or any part thereof made on Purchaser’s behalf. Purchaser agrees to provide to Sellers a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon either Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

3.2 Deliveries by Sellers to Purchaser; Purchaser’s Access to Property Records of Seller.

(a) Sellers and Purchaser acknowledge that all of the following (the “Due Diligence Deliveries”) either have been or shall be delivered or made available to Purchaser to the extent the same are in the possession of Sellers (and Purchaser further acknowledges that no additional items are required to be delivered by Sellers to Purchaser except as may be expressly set forth in other provisions of this Agreement):

(i)	Copies of current property tax bills with respect to each Property.

(ii)	Copies of operating and capital budgets (as contained in the Offering Memorandum previously provided to Purchaser), and building operating and capital expenses for 2003, 2004 and 2005 with respect to each Property.

(iii)	Copies of the Leases and any guarantees relating thereto existing as of the Effective Date.

(iv)	Copies of the Commission Agreements.

(v)	Copies of all Service Contracts currently in place.

(vi)	Copies of the Existing Surveys.

(vii)	Copies of the Existing Environmental Reports.

(viii)	Copies of existing correspondence in the possession of each Seller with respect to the compliance of the Property owned by such Seller with zoning regulations applicable to such Property.

(ix)	Copies of Sellers’ existing title policies.

(x)	Copies of maintenance, repair and replacement records for all building systems for 2005.

(xi)	Copies of certificates of occupancy in the possession of each Seller with respect to the Property owned by such Seller; it being acknowledged by Sellers that as of the Effective Date, Sellers have not located copies of any certificate of occupancy for the Funds VI, VII and VIII Improvements. Fund VI, VII and VIII JV agrees to use diligent good faith efforts to locate any such certificate of occupancy and to deliver copies of the same to Purchaser promptly upon obtaining the same.

(b) From the Effective Date until the last Closing Date under this Agreement, or earlier termination of this Agreement, Sellers shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to each such Seller’s existing non-confidential books, records and files relating to the Property owned by such Seller, at the office of Sellers at 6200 The Corners Parkway, Norcross, Georgia 30092, for the purpose of inspecting and (at Purchaser’s expense) copying the same, including, without limitation, copies of any financial statements or other financial information of the tenants under the Leases (and the lease guarantors, if any), written information relative to the tenants’ payment history, and tenant correspondence, to the extent the applicable Seller has the same in its possession; available surveys, construction plans and specifications, copies of any permits, licenses or other similar documents, available records of any operating costs and expenses and similar materials relating to the construction, operation, maintenance, repair, management and leasing of the Property owned by such Seller, to the extent any or all of the same are in the possession of such Seller or such Seller’s attorneys, advisors or consultants, subject, however, to the limitations of any confidentiality or nondisclosure agreement to which such Seller may be bound, and provided that such Seller shall not be required to deliver or make available to Purchaser any appraisals, third party property condition reports (other than the Existing Environmental Reports) obtained by such Seller in connection with the Property owned by such Seller, strategic plans for the Property owned by such Seller, internal analyses, information regarding the marketing for sale of the Property owned by such Seller, submissions relating to such Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of such Seller which such Seller reasonably deems confidential or proprietary. Alternatively, at Purchaser’s request and at Purchaser’s cost and expense, and subject to the provisions hereof, such Seller will make copies of non-confidential and non-proprietary due diligence materials relating to the Property of such Seller as may be reasonably requested by Purchaser in writing and as may be in such Seller’s possession, and will deliver the same to Purchaser. Purchaser acknowledges and agrees, however, that neither Seller makes any representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return (or certify as having destroyed) all copies of materials copied from the books, records and files of Sellers or furnished by Sellers or Sellers’ representatives relating to the Properties. It is understood and agreed that Sellers shall not have any obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in the possession or control of Sellers.

3.3 Condition of the Property.

(a) Each Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Properties and the condition thereof. Purchaser and Sellers mutually acknowledge and agree that the Properties are being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Properties, to investigate all matters relevant thereto, including, without limitation, the condition of the Properties, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Properties. Effective as of the Closing and except as expressly set forth in this Agreement, Purchaser hereby waives and releases each Seller and its officers, directors, shareholders, partners, agents, affiliates, employees and successors and assigns from and against any and all claims, obligations and liabilities arising out of or in connection with the Property owned by such Seller.

(b) To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release each Seller and its officers, directors, shareholders, partners, agents, affiliates and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property owned by such Seller or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof (collectively, “Environmental Liabilities”); provided, however, that the foregoing release as it applies to each Seller, its officers, directors, shareholders, partners, agents, affiliates and employees, shall not release such Seller or its general partners from any Environmental Liabilities of (i) such Seller relating to any Hazardous Substances which may be placed, located or released on the Property by such Seller after the date of Closing, or (ii) the general partners of such Seller relating to any Hazardous Substances which may be placed, located or released on the Property by such Seller after the date of Closing. The terms and provisions of this Section 3.3 shall survive the Closing.

3.4 Title and Survey. Prior to execution of this Agreement, Sellers ordered from the Title Company a preliminary owner’s title commitment with respect to each of the Properties issued in favor of Purchaser (each, a “Title Commitment,” and together, the “Title Commitments”). Sellers have requested that the Title Company make copies of the Title Commitments, and copies of all underlying recorded exceptions referenced in the Title Commitments, available to Purchaser on the Title Company’s website. In addition, prior to the execution of this Agreement, Sellers have delivered updated as-built surveys of each Property (each, a “Survey” and together, the “Surveys”) to Purchaser. Purchaser shall have the responsibility for obtaining any revisions or updates to the Title Commitments and Surveys as Purchaser may deem necessary or desirable. Purchaser shall have until January 30, 2006 to give written notice (the “Title Notice”) to the applicable Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitments or in the Surveys or otherwise in Purchaser’s examination of title. Sellers shall have the right, but not the obligation (except as to Monetary Objections affecting such Seller’s Property), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within three (3) Business Days after receipt of Purchaser’s Title Notice, each Seller shall give written notice to Purchaser informing the Purchaser of Seller’s election with respect to such objections. If such Seller fails to give written notice of election within such three (3) Business Day period, such Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections affecting such Seller’s Property). If such Seller elects to attempt to cure any objections, Sellers shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the tenth (10th) day following the initial date set for the Closing to attempt such cure (subject to the Outside Closing Date), but, except for Monetary Objections affecting such Seller’s Property, such Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections affecting such Seller’s Property, if such Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, such Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser’s sole remedy hereunder in such event shall be either (i) to accept title to each Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from either Seller either of Seller’s election not to attempt to cure any objection or of such Seller’s determination, having previously elected to attempt to cure, that such Seller is unable or unwilling to do so, whereupon Escrow Agent shall return the Earnest Money to Purchaser. Notwithstanding anything to the contrary contained elsewhere in this Agreement, each Seller shall be obligated to cure or satisfy all Monetary Objections affecting such Seller’s Property at or prior to Closing, and Sellers may use the proceeds of the Purchase Price at Closing for such purpose.

3.5 Service Contracts. Prior to the expiration of the Inspection Period, Purchaser will designate in a written notice to Sellers which Service Contracts Purchaser will assume and which Service Contracts will be terminated by the applicable Seller at Closing; provided, however, that Sellers shall not be obligated to terminate, and Purchaser shall assume each Seller’s obligations arising from and after Closing under, all Service Contracts which cannot be terminated by such Seller upon no more than thirty (30) days prior notice or which can be terminated by such Seller only upon payment of a fee, premium, penalty or other form of early termination compensation. Purchaser will assume the obligations arising from and after the Closing Date under those Service

Contracts which Purchaser has designated will not be terminated. Each Seller, without cost to Purchaser, shall terminate at Closing all Service Contracts that are not so assumed, to the extent any relates to the Property owned by such Seller. If Purchaser fails to notify either Seller in writing on or prior to the expiration of the Inspection Period of any Service Contracts that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such Service Contracts and to have waived its right to require such Seller to terminate such Service Contracts at Closing.

3.6 Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Properties for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Sellers of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall pay the Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6. The parties acknowledge that this Agreement shall not be void or voidable for lack of mutuality.

3.7 Confidentiality. All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser’s engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Properties, whether delivered by Sellers or any representatives of Sellers or obtained by Purchaser as a result of its inspection and investigation of the Properties, examination of the books, records and files of such Seller in respect of the Property owned by such Seller, or otherwise (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Properties are suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever. Prior to Closing, the terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders and lenders’ attorneys, consultants, counsel and advisors, who need to know the information for the purpose of assisting Purchaser in evaluating the Properties for Purchaser’s potential acquisition thereof; provided, however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold each Seller harmless from and against any and all loss, liability, cost, damage or expense that either such Seller may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of the unpermitted disclosure of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders and lenders’ attorneys, consultants, counsel and advisors and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. The foregoing indemnity shall not extend to disclosure of any Due Diligence Material (i) as may be required by applicable law to be disclosed, or (ii) that is or becomes public knowledge other than by virtue of a breach of Purchaser’s covenant under this Section 3.7. If Purchaser or Sellers elect to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Sellers all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Sellers shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Sellers from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive any termination of this Agreement.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1 Representations and Warranties of Seller. Each Seller, individually, solely as to such Seller and not as to the other Seller, hereby makes the following representations and warranties to Purchaser:

(a) Organization, Authorization and Consents.

(i)	Generally. Seller has the right, power and authority to enter into this Agreement and to sell the Property of such Seller in accordance with the terms and provisions of this Agreement, to engage in the transaction contemplated in this Agreement and to perform and observe all of the terms and provisions hereof.

(ii)	Fund IV and V JV. Fund IV and V JV is a duly organized and validly existing joint venture under the laws of the State of Georgia, whose joint venture partners are Wells Real Estate Fund IV, L.P. and Wells Real Estate Fund V, L.P.

(iii)	Funds VI, VII and VIII JV. Funds VI, VII and VIII Associates is a duly organized and validly existing joint venture under the laws of the State of Georgia, whose joint venture partners are Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P. and Wells Real Estate Fund VIII, L.P.

(iv)	General Partners of Funds IV and V JV. Each of Wells Real Estate Fund IV, L.P. and Wells Real Estate Fund V, L.P. is a duly organized and validly existing limited partnership under the laws of the State of Georgia, whose general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership.

(v)	General Partners of Funds VI, VII and VIII JV. Each of Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P. and Wells Real Estate Fund VIII, L.P. is a duly organized and validly existing limited partnership under the laws of the State of Georgia, whose general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership.

(vi)	Wells Partners, L.P. Wells Partners, L.P. is a duly formed and validly existing limited partnership under the laws of the State of Georgia, whose general partner is Wells Capital, Inc.

(vii)	Wells Capital, Inc. Wells Capital, Inc. is a duly organized and validly existing corporation under the laws of the State of Georgia.

(b) Action of Seller, Etc. Such Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by such Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by such Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property of such Seller or any portion thereof pursuant to the terms of any judicial order or governmental approval of which such Seller has knowledge or pursuant to any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which such Seller is bound.

(d) Litigation. To such Seller’s knowledge, and except as disclosed on EXHIBIT ”I” attached hereto, such Seller has not received written notice of any pending or threatened suit, action or proceeding, which (i) if determined adversely to such Seller, materially and adversely affects the use or value of the Property owned by such Seller, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property owned by such Seller, or any portion thereof.

(e) Existing Leases and Guaranty Agreements. Other than the Leases and Guaranty Agreements listed on EXHIBIT ”G” attached hereto, such Seller has not entered into any contract or agreement with respect to the occupancy of the Property owned by such Seller or any portion or portions thereof which will be binding on Purchaser or such Property after the Closing. The copies of the Leases and Guaranty Agreements heretofore delivered or made available by such Seller to Purchaser are true, correct and complete copies thereof in all material respects, and the Leases and Guaranty Agreements have not been amended except as evidenced by amendments similarly delivered and listed on EXHIBIT ”G” attached hereto and constitute the entire agreement between such Seller and the tenants thereunder. Except as set forth in EXHIBIT “I” attached hereto, such Seller has not given or received any written notice of any party’s default or failure to comply with the terms and provisions of the Leases or Guaranty Agreements which remains uncured and to such Seller’s knowledge, Seller is not in default under any Lease or Guaranty Agreement which remains uncured and knows of no default on behalf of any Tenant. A true and accurate accounting of any and all security deposits, prepaid rents, rental adjustments, letters of credit and other collateral held by such Seller as the landlord under the Leases and Guaranty Agreements shall be made at the Closing.

(f) Service Contracts. To such Seller’s knowledge, other than the Service Contracts set forth on EXHIBIT “J” attached hereto, such Seller has not entered into any contract or agreement with respect to maintenance, utility or any other services provided to the Property by such Seller or any portion or portions thereof which will be binding on Purchaser or such Property after Closing. Except as set forth in EXHIBIT “I” attached hereto, such Seller has not given or received any written notice of any party’s default or failure to comply with the terms and provisions of the Service Contracts which remains uncured; and to such Seller’s knowledge, such Seller is not in default under any Service Contract and knows of no default on behalf of any party providing such services thereunder.

(g) Leasing Commissions. To such Seller’s knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property owned by such Seller or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”), and all leasing commissions and brokerage fees accrued or due and payable under the Commission Agreements with respect to the Property owned by such Seller as of the date hereof and at the Closing have been or shall be paid in full. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (a) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (b) the renewal, expansion or extension of any Lease existing as of the Effective Date and exercised or effected after the Effective Date; provided however, that Purchaser shall be obligated to pay such leasing commissions as aforesaid only if the transactions contemplated under this Agreement close and the Closing occurs. In the event that the Closing does not occur, the applicable Seller shall remain solely liable for the payment of such commissions.

(h) Management Agreements. Except for those certain management agreements more particularly described on EXHIBIT ”M” attached hereto and made a part hereof (each, a “Management Agreement”), there is no agreement currently in effect relating to the management of the Property owned by such Seller by any third party management company; and such Seller shall cause such Management Agreements to be terminated as of the Closing Date without cost or liability to Purchaser.

(i) Taxes and Assessments. Except as may be set forth on EXHIBIT “L” attached hereto and made a part hereof, such Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property owned by such Seller.

(j) Compliance with Laws. To such Seller’s knowledge, and except as set forth on EXHIBIT “I”, such Seller has received no written notice alleging any violations of law (including any Environmental Law), municipal or county ordinances, or other legal requirements with respect to the Property owned by such Seller where such violations remain outstanding.

(k) Other Agreements. To such Seller’s knowledge, except for the Leases, the Service Contracts, the Commission Agreements, the Management Agreement, and the Permitted Exceptions affecting the Property of such Seller, there are no leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity (other than to such Seller) any right, title, interest or benefit in and to all or any part of the Property owned by such Seller or any rights relating to the use, operation, management, maintenance or repair of all or any part of such Property which will survive the

Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days notice without payment of premium or penalty.

(l) Seller Not a Foreign Person. Such Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(m) Association Expenses. To such Seller’s knowledge, such Seller (i) is not in default or violation with respect to the payment of any assessments (whether annual, periodic or special) to an Association with respect to the Property owned by such Seller; (ii) has no knowledge of any default by such Seller under the Protective Covenants; and (iii) has no knowledge of any increase in the assessments (whether annual, periodic or special) (other than as may be provided in the Protective Covenants) or any special assessments that will be required to be paid by the Sellers to the Association within the next year.

(n) Employees. Such Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(o) Environmental. To such Seller’s knowledge, or except as may be set forth in the Existing Environmental Reports or other written Due Diligence Material or as alleged in the correspondence from Keasler Law Firm to Wells Management Company, Inc. dated December 20, 2005, (i) such Seller has no knowledge of the presence of any Hazardous Substances on the Property owned by such Seller, other than such Hazardous Substances and in such amounts as are commonly used, stored and disposed of in the operation, repair and maintenance of an office building, or as may be used, stored and disposed of by the tenants under the Leases in the conduct of their businesses at the Property owned by such Seller; (ii) such Seller has not used and has no knowledge that any other person has used the Property owned by such Seller for the generation, recycling, use, reuse, sale, storage, handling, transportation and/or disposal of any Hazardous Substances on such Property (except for such Hazardous Substances and in such amounts as are commonly used, stored and disposed of in the operation, maintenance and repair of an office building, or as may be used, stored and disposed of by the tenants under the Leases in the conduct of their businesses at the Property owned by such Seller); and (iii) Seller has not received any written notification from any governmental authority as to any violations of or failure to comply with any Environmental Law with respect to the Property owned by such Seller.

The representations and warranties made in this Agreement by each Seller shall be continuing and shall be deemed made as of the date hereof and remade by such Seller as of the Closing Date in all material respects, with the same force and effect as if made on, and as of, such date, subject to such Seller’s right to update such representations and warranties by written notice to Purchaser and in the certificate of such Seller to be delivered pursuant to Section 5.1(i) hereof.

Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by such Seller to Purchaser at the Closing, such Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Properties, whether made by such Seller, on behalf of such Seller, or otherwise, including, without limitation, the physical condition of the Properties, the financial condition of the tenants under the Leases, title to or the boundaries of the Properties, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants or the Properties, and any other information pertaining to the Properties or the market and physical environments in which the Properties are located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Properties and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Sellers to Purchaser at the Closing, made (or purported to be made) by Sellers or anyone acting or claiming to act on behalf of Sellers. Purchaser will inspect the Properties and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Properties in their “as is” condition, “with all faults,” on the Closing Date. The provisions of this paragraph shall survive the Closing until September 30, 2006, subject to Article 11 hereof.

4.2 Knowledge Defined. All references in this Agreement to the “knowledge of such Seller” or “to such Seller’s knowledge” shall refer only to the actual knowledge of Steve Campbell, Vice President, Asset Management, and Mike Watson, Vice President, Construction, who have been actively involved in the management of each Seller’s business in respect of the Property owned by such Seller in the capacity as Asset Manager and Construction Manager, respectively, for each Seller. Sellers each further represent and warrant that Steve Campbell and Mike Watson are the most qualified employees of Wells Real Estate regarding the knowledge of Sellers with respect to the operation, management, condition and maintenance of the Properties on behalf of the Sellers. The term “knowledge of such Seller” or “to such Seller’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of the other Seller, or any affiliate of either Seller, or to any other partner, beneficial owner, officer, director, agent, manager, representative or employee of such Seller, or any of their respective affiliates, or to impose on either of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of either of the individuals named above arising out of any representations or warranties made herein or otherwise.

4.3 Covenants and Agreements of Sellers.

(a) Leasing Arrangements. During the pendency of this Agreement, neither Seller will enter into any lease affecting the Property owned by such Seller, or modify or amend in any material respect, or terminate, the existing Leases without Purchaser’s prior written consent in each instance, which consent, prior to the end of the Inspection Period, shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to such Seller given within five (5) Business Days after Purchaser’s receipt of such Seller’s written request therefor, each of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new lease that such Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new lease, as well as any additional information regarding such proposed transaction as Purchaser may reasonably request. If Purchaser fails to notify such Seller in writing of its approval or disapproval within said five (5) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. After the end of the Inspection Period, neither Seller shall enter into any lease affecting the Property owned by such Seller, or modify or amend in any respect, or terminate the existing Leases without Purchaser’s prior written consent in each instance, which consent may be withheld in Purchaser’s sole discretion. At Closing, Purchaser shall reimburse the applicable Seller for any Tenant Inducement Costs or leasing commissions actually incurred by such Seller pursuant to a renewal or expansion of any existing Lease after the Effective Date or new lease approved (or deemed approved) by Purchaser hereunder, and Purchaser shall assume any such new lease and shall assume the obligations of such Seller thereunder, including the obligation to pay any Tenant Inducement Costs and leasing commissions. Purchaser’s obligation to pay the Tenant Inducement Costs and leasing commissions as provided for in this paragraph shall only apply if the transactions contemplated under this Agreement close and the Closing occurs.

(b) New Contracts. During the pendency of this Agreement, neither Seller will enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property owned by such Seller or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably with respect to any new contract to be signed during the Inspection Period, but with respect to any contract or amendment to be executed after the Inspection Period, Purchaser may withhold such consent in its sole discretion and neither Seller shall execute, modify or amend such contract without Purchaser’s prior written consent), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on thirty (30) days (or less) notice.

(c) Operation of Property. During the pendency of this Agreement, each Seller shall continue to operate the Property owned by such Seller in a good and businesslike fashion consistent with such Seller’s past practices. Funds IV and V JV shall also keep Purchaser apprised of the action taken by such Seller to repair the damage caused by the intrusion of water into the premises leased by the tenant known as Keasler Law Firm and to correct the conditions that allowed the intrusion of water into such tenant’s premises.

(d) Insurance. During the pendency of this Agreement, each Seller shall, at such Seller’s expense, continue to maintain the insurance policies covering the Improvements owned by such Seller as required by the terms of the Leases.

(e) Tenant Estoppel Certificates. Each Seller shall endeavor in good faith (but without obligation to incur any material, unusual or extraordinary cost or expense) to obtain and deliver to Purchaser, at or prior to Closing, a written Tenant Estoppel Certificate in the form attached hereto as EXHIBIT ”K” signed by each of the tenants under the Leases affecting the Property owned by such Seller; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(c) hereof; and in no event shall the inability or failure of such Seller to obtain and deliver said Tenant Estoppel Certificates (such Seller having used its good faith efforts as set forth above as to the tenants under Leases) be a default of such Seller hereunder. The Tenant Estoppel Certificate that Funds IV and V JV shall endeavor to obtain from the tenant known as Keasler Law Firm under this Section 4.3(e) shall also include an express confirmation by such tenant that, to such tenant’s knowledge, (i) the “Landlord” has completed the repairs to such tenant’s premises caused by the intrusion of water into such tenant’s premises, (ii) the “Landlord” has completed the work and improvements designed to correct the conditions that allowed the intrusion of water into such tenant’s premises, and (iii) such tenant’s premises, including the portion thereof affected by such intrusion of water, are again tenantable.

(f) Association Estoppel Certificate. Sellers shall endeavor in good faith (but without any obligation to incur any material, unusual or extraordinary cost or expense) to obtain and deliver to Purchaser, at or prior to Closing a written estoppel certificate (the “Association Estoppel Certificate”) signed on behalf of the Association and addressed to Sellers and Purchaser, (i) to be dated within thirty (30) days prior to the Closing Date, and (ii) to confirm (A) the absence of any material defaults or violations by the applicable Seller with respect to the payment of any assessments (whether annual, periodic or special) to such Association with respect to the Property owned by such Seller, (B) the amount of any annual, periodic or special assessments to become payable with respect to each Property by the owner thereof, and (C) the absence, to the knowledge of the Association, of any defaults by either Seller under the Protective Covenants; provided that the delivery of such signed Association Estoppel Certificate shall not be a condition of Closing, and in no event shall the inability or failure of Sellers to obtain and deliver said Association Estoppel Certificate (Sellers having used their good faith efforts as set forth above) be a default of Sellers hereunder.

(g) SNDAs. Sellers shall endeavor in good faith (but without obligation to incur any material, unusual or extraordinary cost or expense) to obtain from the Major Tenants of the Properties subordination, nondisturbance and attornment agreements in the form reasonably requested by Purchaser’s lender or in the form attached to such tenants’ respective Leases (“SNDA” or “SNDAs”); provided, however, that in no event shall the inability or failure of either Seller to obtain and deliver said SNDAs (such Seller having used its good faith efforts as set forth above) be a default of such Seller hereunder.

(h) Commission Agreements with Commercial Jacksonville, Inc. Notwithstanding anything contained in this Agreement to the contrary, Purchaser may elect, by written notice given to Sellers at any time prior to the date which is ten (10) days before Closing, not to assume the Commission Agreements with Commercial Jacksonville, Inc. (“CJI”) listed in Items 1A and 2A of Exhibit “C” attached hereto. If Purchaser timely makes such election not to assume the Commission Agreements with CJI, Sellers shall cause such Commission Agreements with CJI to be terminated effective as of the date of Closing. Sellers and Purchaser acknowledge that each of the Commission Agreements with CJI provide in Section 8.2 thereof that, within fifteen (15) days after the expiration or earlier termination of such Commission Agreements, CJI shall deliver to the “Owner” thereunder a list of all parties with whom CJI has submitted a bona fide proposal in writing for lease regarding the possible leasing of space in the project prior to the termination date, and that the applicable Seller will pay the commission that would otherwise be due in accordance with Section 8.1 of the Commission Agreement in the event the applicable Seller or its successors or assigns enter into any lease with any prospective tenant included in CJI’s list or any affiliate thereof, or enter into any renewal, extension or expansion of any existing tenant lease included in CJI’s list within ninety (90) days after the expiration or termination of such Commission Agreement. In the event Purchaser shall elect not to assume the Commission Agreements with CJI as provided in this Section 4.3(h), Purchaser shall nevertheless assume the Sellers’ obligations to pay the commission(s) that would otherwise be due to CJI pursuant to the terms of Section 8.2 of each such Commission Agreement with CJI, and Purchaser shall indemnify and hold Sellers harmless from any failure of Purchaser to pay any such commissions payable to CJI pursuant to Section 8.2 of the aforesaid Commission Agreements with CJI. This Section 4.3(h) shall survive the Closing.

4.4 Representations and Warranties of Purchaser.

(a) Organization, Authorization and Consents. Purchaser is a duly organized and validly existing corporation under the laws of the Commonwealth of Massachusetts. Purchaser has or shall have prior to the expiration of the Inspection Period the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b) Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d) Litigation. To Purchaser’s knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser’s right to update such representations and warranties by written notice to Sellers and in Purchaser’s certificate to be delivered pursuant to Section 5.2(e) hereof. The provisions of this paragraph shall survive the Closing until September 30, 2006, subject to Article 11 hereof.

ARTICLE 5

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1 Sellers’ Closing Deliveries. For and in consideration of, and as a condition precedent to Purchaser’s delivery to Sellers of the Purchase Price, each Seller shall obtain or execute and deliver to Purchaser at Closing the following documents with respect to the Property owned by such Seller, all of which shall be duly executed, acknowledged and notarized where required:

(a) Special Warranty Deed. A special warranty deed in the form customarily used in the State of Florida pursuant to which a grantor warrants title only as to parties claiming by, through or under the grantor but not otherwise, from such Seller with respect to the Land and Improvements owned by such Seller (the “Special Warranty Deed”), subject only to the Permitted Exceptions, and executed and acknowledged by such Seller. The legal description of the Land owned by such Seller set forth in the Special Warranty Deed shall be based upon and conform to the applicable legal description attached hereto as EXHIBIT “A-1” or EXHIBIT “A-2”, as the case may be. If and to the extent that any of the Permitted Exceptions requires the recitation or incorporation in any deed of any provisions of such Permitted Exception, the Special Warranty may conform to such requirements;

(b) Quitclaim Deed. Upon request, such Seller shall deliver a quitclaim deed in the form customarily used in Florida to convey the Property owned by such Seller by reference to the metes and bounds legal description of such Property as reflected on the Survey for such Property;

(c) Assignment and Assumption of Leases. Two (2) counterparts of an assignment and assumption of such Leases and Security Deposits with respect to the Property owned by such Seller and, to the extent required elsewhere in this Agreement, the obligations of such Seller under the Commission Agreements with respect to the Property of such Seller in the form attached hereto as SCHEDULE 1 (the “Assignment and Assumption of Lease”), executed and acknowledged by such Seller;

(d) Assignment and Assumption of Service Contracts. Two (2) counterparts of an assignment and assumption of Service Contracts with respect to the Property owned by such Seller in the form attached hereto as SCHEDULE 2 (the “Assignment and Assumption of Service Contracts”), executed and acknowledged by such Seller;

(e) Bill of Sale. A bill of sale from each Seller for the Personal Property of such Seller in the form attached hereto as SCHEDULE 3 (the “Bill of Sale”), without warranty as to the title or condition of the Personal Property, executed by such Seller;

(f) General Assignment. An assignment of the Intangible Property of such Seller in the form attached hereto as SCHEDULE 4 (the “General Assignment”), executed and acknowledged by Seller;

(g) Seller’s Affidavit. An owner’s affidavit from each Seller substantially in the form attached hereto as SCHEDULE 5 (“Seller’s Affidavit”), stating that there are no known boundary disputes with respect to the Property owned by such Seller, that there are no parties in possession of the Property of such Seller other than such Seller and the tenants under the Leases of such Property, that any improvements or repairs made by, or for the account of, or at the instance of such Seller to or with respect to the Property of such Seller within ninety-five (95) days (or such longer period as may be required by the Title Company to comply with the lien laws of Florida) prior to the Closing have been paid for in full (or that adequate provision has been made therefore to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;

(h) Seller’s Certificate. A certificate from each Seller in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of such Seller’s representations and warranties set forth in Section 4.1 hereof, with such modifications thereto as may be appropriate in light of any change in circumstance since the Effective Date;

(i) FIRPTA Certificate. A FIRPTA Certificate from each Seller in the form attached hereto as SCHEDULE 7, or in such other form as applicable laws may require;

(j) Evidence of Authority. Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered on behalf of each Seller;

(k) Settlement Statement. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and such Seller pursuant to this Agreement;

(l) Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Property owned by such Seller as are in the possession of such Seller to the extent not theretofore delivered to Purchaser;

(m) Certificates of Occupancy. To the extent the same are in the possession of such Seller, original or photocopies of certificates of occupancy for all space within the Improvements located on the Property owned by such Seller;

(n) Leases and Guaranty Agreements. To the extent the same is in the possession or control of each Seller, an original executed counterpart of each of the Leases affecting the Property owned by such Seller and any Guaranty Agreement provided in connection with the Leases;

(o) Tenant Estoppel Certificates. Any originally executed Tenant Estoppel Certificates as may be in the possession of such Seller;

(p) SNDAs. Any originally executed SNDAs as may be in the possession of such Seller;

(q) Notices of Sale to Tenants. Each Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to such Seller and Purchaser (each, a “Tenant Notice of Sale”), which Purchaser shall send to the tenants under the Leases informing the tenants of the sale of the Property and of the assignment to and assumption by Purchaser of such Seller’s interest in the Leases and directing that all rent and other sums payable for periods after the Closing under the Leases shall be paid as set forth in said notice;

(r) Notices of Sale to Service Contractors and Leasing Agents. Each Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to such Seller and Purchaser (the “Other Notices of Sale”), which Purchaser shall send to each service provider and leasing agent under the Service Contracts and Commission Agreements (as the case may be) assumed by Purchaser at Closing informing such service provider or leasing agent (as the case may be) of the sale of the Property and of the assignment to and assumption by Purchaser of such Seller’s obligations under the Service Contracts and Commission Agreements arising after the Closing Date and directing that all future statements or invoices for services under such Service Contracts and/or Commission Agreements for periods after the Closing be directed to such Seller or Purchaser as set forth in said notices;

(s) Association Estoppel Certificate. An original counterpart of the Association Estoppel Certificate, to the extent the same may be in the possession of either Seller;

(t) Keys and Records. All of the keys to any door or lock on the Property owned by such Seller and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, third party reports obtained by such Seller in connection with the Property of such Seller (other than the Existing Environmental Reports), strategic plans for the Property of such Seller, internal analyses, information regarding the marketing of the Property of such Seller for sale, submissions relating to such Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of such Seller which such Seller reasonably deems proprietary) relating to the Property in the possession of such Seller; and

(u) Other Documents. Such other documents as shall be reasonably requested by the Title Company or Purchaser’s Counsel to effectuate the purposes and intent of this Agreement.

5.2 Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to each applicable Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a) Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases, executed and acknowledged by Purchaser;

(b) Assignment and Assumption of Service Contracts. Two (2) counterparts of the Assignment and Assumption of Service Contracts, executed and acknowledged by Purchaser;

(c) Purchaser’s Certificate. A certificate in the form attached hereto as SCHEDULE 8 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations and warranties contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;

(d) Notices of Sale to Tenants. The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(q) hereof;

(e) Notices of Sale to Service Contractors and Leasing Agents. The Other Notices of Sale to service providers and leasing agents, as contemplated in Section 5.1(r) hereof;

(f) Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and the applicable Seller pursuant to this Agreement;

(g) Evidence of Authority. A copy of resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; and

(h) Other Documents. Such other documents as shall be reasonably requested by the Title Company or Seller’s Counsel to effectuate the purposes and intent of this Agreement.

5.3 Closing Costs. Sellers shall pay the attorneys’ fees of Sellers, the brokerage commission due Sellers’ Broker pursuant to Section 10.1 of this Agreement with respect to the sale of such Seller’s Property, the cost of the documentary stamps or transfer taxes imposed upon the conveyance of the Property of such Seller, the cost of recording the Special Warranty Deed of such Seller, one-half of the cost of title examination fees and expenses and one-half of the title insurance premiums for the basic owner’s title insurance policy issued by the Title Company to Purchaser in accordance with the Title Commitment (exclusive of endorsements thereto), one-half of the cost of endorsements to such owner’s title insurance policy issued by the Title Company to Purchaser, provided that Sellers’ share of the cost of such endorsements (calculated before any Butler rebate) shall not exceed $2,996.25, and all other costs and expenses incurred by such Seller in closing and consummating the purchase and sale of the Property of such Seller pursuant hereto. Such Seller and Purchaser shall each pay one-half of any escrow closing fees charged by the Title Company, one-half of the cost or the most recent Existing Environmental Reports listed on the attached Exhibit “E” and one-half of the cost of the most recent Surveys listed on the attached Exhibit “F”. Purchaser shall pay the costs of all commissions due to Purchaser’s Broker, if any, one-half of the cost of all title examination fees and expenses and one-half of the title insurance premiums payable with respect to the basic owner’s title insurance policy issued by the Title Company to Purchaser, the cost of all endorsements to Purchaser’s owner’s title insurance policy (less the Seller’s share thereof as provided above), the costs of issuing and title insurance premiums for any mortgagee title insurance policy obtained by Purchaser, all other recording fees on all instruments to be recorded in connection with these transactions, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Properties (including without limitation appraisal costs, environmental audit and assessment costs, and engineering review costs) and in closing and consummating the purchase and sale of the Properties pursuant hereto. The parties acknowledge that the amount of the premium for the basic owner’s coverage in the amount of the Purchase Price quoted by Chicago Title Insurance Company is $55,925.00. Seller and Purchaser shall each be entitled to receipt of fifty percent (50%) of the Butler rebate in the amount of $34,562.50 (each party’s share shall be $17,281.25) for a total base premium of $21,362.50; and Purchaser shall be entitled to one hundred percent (100%) of any additional rebate or reduction in the title premiums above that amount. Seller and Purchaser shall also each be entitled to the receipt of fifty percent (50%) of the Butler rebate attributable to the cost of the endorsements to the owner’s title insurance policy, provided that the Seller’s share of such Butler rebate shall not exceed $2,097.38,

5.4 Prorations and Credits. The following items in this Section 5.4 shall be adjusted and prorated between each Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

(a) Taxes. All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Purchaser and such Seller with respect to the Property of such Seller as of the Closing. If the Closing occurs prior to the receipt by such Seller of the tax bill for the Property of such Seller for the calendar year or other applicable tax period in which the Closing occurs, Taxes with respect to such Property shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill. Notwithstanding the foregoing, Taxes shall not be prorated with respect to any Property if the tenants under the Leases with respect to such Property is obligated to pay Taxes directly to the applicable taxing authority.

(b) Reproration of Taxes. Within thirty (30) days of receipt of final bills for Taxes, the party receiving said final tax bills shall furnish copies of the same to the other party and shall prepare and present to such other party a calculation of the reproration of such Taxes based upon the actual amount of such Taxes for the year. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to such Seller of Purchaser’s calculation and appropriate back-up information. The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c) Rents, Income and Other Expenses. As to each Seller, rents and any other amounts paid to such Seller by the tenants under the Leases (and any new lease entered into in accordance with the terms of this Agreement) with respect to the Property of such Seller shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by such Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Each Seller and Purchaser shall prorate all rents, additional rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases with respect to the Property of such Seller (and any such new lease) received as of the Closing Date so that at Closing such Seller will receive monthly basic rent payments through the day prior to the Closing Date and so that such Seller will receive reimbursement for all expenses paid by such Seller through the day prior to the Closing Date for which such Seller is entitled to reimbursement under the Leases (and any such new lease) (including, without limitation, Taxes) (such expenses shall be reasonably estimated if not ascertainable as the Closing Date and then shall be re-adjusted as provided in (f) below when actual amounts are determined), and so that the excess, if any, is credited to Purchaser. Purchaser agrees to pay to each applicable Seller, upon receipt, any rents or other payments by the tenants under the Leases with respect to the Property of such Seller that apply to periods prior to Closing but which are received by Purchaser after Closing; provided, however, that any rents or other payments by such tenants received by Purchaser after Closing shall be applied first to any current amounts then owed to Purchaser by such tenants, with the balance, if any, paid over to the applicable Seller to the extent of delinquencies existing on the date of Closing to which such Seller is entitled. It is understood and agreed that Purchaser shall not be legally responsible to either Seller for the collection of any rents or other charges payable with respect to the Leases of such Seller or any portion thereof which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Each Seller hereby retains its right to pursue the tenants under the Leases of such Seller for sums due such Seller for periods attributable to such Seller’s ownership of the Property. The provisions of this Section 5.4(c) shall survive the Closing.

(d) Tenant Inducement Costs. Each Seller shall pay all such Tenant Inducement Costs and leasing commissions payable under the Leases of such Seller with respect to all expansions or renewals of any Lease exercised prior to the Effective Date. If said amounts have not been paid in full on or before Closing, Purchaser shall receive a credit against the Purchase Price in the aggregate amount of all such Tenant Inducement Costs and leasing commissions remaining unpaid at Closing, and Purchaser shall assume the obligation to pay amounts payable after Closing up to the amount of such credit received at Closing. Without limiting the generality of the foregoing, to the extent the same has not been paid prior to Closing, at Closing, Purchaser shall receive a credit against the Purchase Price in the amount of $525,648.00 (or so much thereof as may not have been paid prior to Closing), in payment of the Tenant Inducement Costs payable to American Express Travel Related Services Company, Inc. upon such tenant’s completion of construction of its tenant improvements in accordance with such tenant’s Lease, together with a credit in the amount of $174,009.00 (or so much thereof as may not have been paid prior to Closing) in payment of the balance of the leasing commission payable to Trammell Crow and Commercial Jacksonville in connection with the renewal of the American Express Travel Related Services Company Lease; and Purchaser shall assume the obligation to pay such amounts to said tenant and leasing agents when due in accordance with said Lease and Commission Agreement. Except as may be specifically provided to the contrary elsewhere in this Agreement, if the transactions consummated under this Agreement close and the Closing occurs, Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions (i) as a result of any renewals or extensions or expansions of the existing Leases entered into after the Effective Date hereof with the approval of Purchaser as set forth in this Agreement, and (ii) under any new leases approved or deemed approved by Purchaser in accordance with Section 4.3(a). If for any reason the Closing does not occur, the applicable Seller shall remain solely liable for the payment of the Tenant Inducement Costs. The provisions of this Section 5.4(d) shall survive the Closing.

(e) Security Deposits. Purchaser shall receive at Closing a credit with respect to the Purchase Price for all security deposits transferred and assigned to Purchaser at Closing in connection with the Leases affecting the Property of such Seller, together with a detailed inventory of such security deposits certified by such Seller at Closing.

(f) Operating Expenses; Year End Reconciliation. As to each Seller, personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable by such Seller as of the Closing Date with respect to the Property owned by such Seller shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and such Seller will make a further adjustment for such expenses which may have accrued or been incurred prior to the Closing Date, but which were not paid as of the Closing Date, and after such further adjustment, there shall be no subsequent adjustment with respect to such items. The provisions of this Section 5.4(f) shall survive the Closing.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions Precedent to Purchaser’s Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Sellers at or prior to the Closing Date:

(a) Sellers shall have performed, in all material respects, all covenants, agreements and undertakings of Sellers contained in this Agreement;

(b) All representations and warranties of each Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to such Seller’s knowledge and without modification (by update or otherwise, as provided in Section 5.1(h) hereof); and

(c) Tenant Estoppel Certificates from each of the Major Tenants shall have been delivered to Purchaser, with each such estoppel certificate (i) to be substantially in the form attached hereto as EXHIBIT “K” (or if the Lease provides for a particular form of estoppel certificate to be given by the tenant thereunder, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for therein); (ii) to be dated within thirty (30) days prior to the First Closing Date, (iii) to confirm the terms of the applicable Lease as contained in the copies of the Leases obtained by or delivered to Purchaser, and (iv) to confirm the absence of any defaults under the applicable Lease as of the date thereof; provided however, that if the Closing of the purchase and sale of the Properties is adjourned or postponed beyond the First Closing Date set forth in Section 2.6 hereof for any reason permitted under this Agreement or as otherwise may be agreed to by Sellers and Purchaser and Sellers theretofore shall have obtained and delivered a Tenant Estoppel Certificate meeting the requirements of this Section 6.1(c) and dated within thirty (30) days of the First Closing Date, then this condition shall be deemed satisfied and Sellers shall be under no obligation to obtain an updated Tenant Estoppel Certificate to comply with clause (ii) hereinabove. The delivery of said Tenant Estoppel Certificates from the Major Tenants under the Leases shall be a condition of Closing, and the failure or inability of either Seller to obtain and deliver said Tenant Estoppel Certificates from any Major Tenant, such Seller having used its good faith efforts to obtain the same from such Major Tenant(s) under the Leases, shall not constitute a default by such Seller under this Agreement.

In the event any condition in this Section 6.1 has not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as the same may be extended or postponed as provided in this Agreement), Purchaser shall have the right, in its sole discretion, to terminate this Agreement by written notice to Sellers given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

6.2 Conditions Precedent to Sellers’ Obligations. The obligations of Sellers hereunder to consummate the transactions contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (or at such earlier time as may be provided below), any of which may be waived by Sellers in Sellers’ sole discretion by written notice to Purchaser at or prior to the Closing Date:

(a) Purchaser shall have paid and Sellers shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

(b) Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

(c) All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser’s knowledge and without modification (by update or otherwise, as provided in Section 5.2(e) hereof).

ARTICLE 7

CASUALTY AND CONDEMNATION

7.1 Casualty. Risk of loss up to and including the Closing Date shall be borne by Sellers. In the event of any immaterial damage or destruction to the Property owned by such Seller or any portion thereof, Sellers and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and the applicable Seller or Sellers whose Property or Properties was or were the subject of such damage or destruction will assign to Purchaser at the Closing such Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due such Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policy or policies. For purposes of this Agreement, the term “immaterial damage or destruction” shall be applied on a Property by Property basis and shall mean such instances of damage or destruction of the subject Property: (i) which can be repaired or restored at a cost of $250,000.00 or less; (ii) which can be restored and repaired within one hundred eighty (180) days from the date of such damage or destruction; (iii) which are not so extensive as to allow any Major Tenant of such Property to terminate its Lease or abate or reduce rent payable thereunder (unless business loss or rent insurance shall be available in the full amount of such abatement or reduction, subject to applicable deductibles) on account of such damage or destruction; and (iv) in which such Seller’s rights under its rent loss insurance policies covering the subject Property are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage or destruction to any Property or any portion thereof, Purchaser may, at its option, by notice to Sellers given within the earlier of twenty (20) days after Purchaser is notified by Sellers of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Sellers of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and such Seller will assign to Purchaser at the Closing the rights of such Seller under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due such Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration), and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Sellers notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, each applicable Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from the insurers of such Seller. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2 Condemnation. If, prior to the Closing, all or any part of the Property of a Seller is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if such Seller has received written notice that any condemnation action or proceeding with respect to the Property of such Seller is contemplated by a body having the power of eminent domain (collectively, a “Taking”), such Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Property of such Seller or any portion thereof, Sellers and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term “immaterial Taking” shall mean such instances of Taking of a Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on such Property; (ii) which do not result in a decrease in the number of parking spaces at such Property (taking into account the number of additional parking spaces that can be provided within 180 days of such Taking); and (iii) which are not so extensive as to allow any Major Tenant to terminate its Lease or abate or reduce rent payable thereunder [unless business loss or rent insurance (subject to applicable deductibles) or condemnation award proceeds shall be available in the full amount of such abatement or reduction, and Purchaser shall receive a credit at Closing for such deductible amount] on account of such Taking.

In the event of any material Taking of either Property or any portion thereof, Purchaser may, at its option, by written notice to Sellers given within thirty (30) days after receipt of such notice from Sellers, elect to terminate this Agreement, or Purchaser may choose to proceed to close. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. For purposes of this Agreement “material Taking “ shall mean all instances of a Taking that are not immaterial, as defined herein.

If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Properties contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, each applicable Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of such Seller in and to any awards applicable to the Property of such Seller that have been or that may thereafter be made for such taking. At such time as all or a part of either Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Sellers shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.

ARTICLE 8

DEFAULT AND REMEDIES

8.1 Purchaser’s Default. If Purchaser fails to consummate this transaction for any reason other than the default of one or both Sellers, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Sellers shall be entitled, as their sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Sellers upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of the probable loss of Sellers in the event of default by Purchaser. The retention by Sellers of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is the sole and exclusive remedy of Sellers in the event of default hereunder by Purchaser, and Sellers hereby waive and release any right to (and hereby covenant that they shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), 3.7 and 10.1 of this Agreement or for Purchaser’s obligation to pay to Sellers all attorneys’ fees and costs of Sellers to enforce the provisions of this Section 8.1. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Sellers or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds the actual damages of Sellers or that its retention by Sellers constitutes a penalty and not agreed upon and reasonable liquidated damages.

8.2 Sellers’ Default. If either Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Sellers or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Sellers from any and all liability hereunder, or (b) to enforce specific performance of the obligation of Sellers to execute and deliver the documents required to convey the Properties to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Sellers hereunder. Purchaser expressly waives its rights to seek damages in the event of the default of either or both Sellers hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against the applicable Seller who is in breach of its obligations hereunder in a court having jurisdiction, on or before sixty (60) days following the date upon which the Closing was to have occurred.

ARTICLE 9

ASSIGNMENT

9.1 Assignment. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other which consent shall not be unreasonably withheld, conditioned or delayed, except in accordance with Section 12.11. Notwithstanding the foregoing to the contrary, this Agreement and all of Purchaser’s rights hereunder may be transferred and assigned to any entity controlled by Purchaser. An assignment or transfer of this Agreement and Purchaser’s rights hereunder to any entity which is not controlled by Purchaser shall be subject to Sellers’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as the identity, reputation and creditworthiness of such other proposed assignee or nominee is approved by Sellers. If Purchaser notifies Sellers in writing prior to the expiration of the Inspection Period (no later than 6:00 P.M. EST on February 3, 2006) of a proposed assignment or transfer of this Agreement and Sellers do not consent to said assignment or transfer (regardless of when Sellers may give any such notice to Purchaser that Sellers do not consent to said proposed assignment or transfer), then the Earnest Money shall be returned to Purchaser and this Agreement shall be terminated without recourse to any party. If Purchaser notifies Sellers in writing after the expiration of the Inspection Period of a proposed assignment or transfer and Sellers do not consent to said assignment or transfer, then the Earnest Money shall be delivered to Sellers and this Agreement shall be terminated without recourse to any party. Any assignee or transferee under any such assignment or transfer by Purchaser as to which the written consent of Sellers has been given or as to which the consent of Sellers is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement (whether arising or accruing prior to or after the assignment or transfer) by written instrument delivered to Sellers as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption agreement shall expressly so provide. For purposes of this Section 9.1, the term “control” shall mean the ownership of at least fifty percent (50%) of the applicable entity. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE 10

BROKERAGE COMMISSIONS

10.1 Broker. Upon the Closing, and only in the event the Closing occurs, (a) Sellers shall pay a brokerage commission to Cushman & Wakefield of Florida, Inc., a Florida corporation (“Sellers’ Broker”), pursuant to a separate agreement between Sellers and Broker; and (b) Purchaser shall pay a brokerage commission to any broker or agent representing Purchaser in this transaction (“Purchaser’s Broker”), if applicable, pursuant to a separate agreement between Purchaser and Purchaser’s Broker, if applicable. Sellers’ Broker is representing Sellers in this transaction, and Purchaser represents to Seller that there is no Purchaser’s Broker. Each Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Properties contemplated hereby, and arising out of any acts or agreements of Sellers, including any claim asserted by Sellers’ Broker. Likewise, Purchaser shall and does hereby indemnify and hold Sellers free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Sellers or either of them shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Properties contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing until the expiration of any applicable statute of limitations and shall survive any earlier termination of this Agreement.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification by Seller. Following the Closing and subject to Sections 11.3 and 11.4, each Seller shall indemnify and hold Purchaser, its shareholders, officers, directors, employees, representatives, agents, affiliates, managers, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Purchaser-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of such Seller contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of such Seller or of Sellers jointly contained in this Agreement which survives the Closing or in any Closing Document.

11.2 Indemnification by Purchaser. Following the Closing and subject to Sections 11.3 and 11.4, Purchaser (and Purchaser’s permitted assignees to whom any rights of Purchaser are assigned pursuant to Section 9.1 hereof) shall indemnify and hold Sellers, their respective affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents.

11.3 Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) no party shall be required to indemnify the other party or the Purchaser-Related Entities or the Seller-Related Entities (as applicable) under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by the responsible party under Section 11.1 or Section 11.2 above (as applicable) exceeds the Basket Limitation and in such event, the responsible party shall be responsible for the entire amount including all amounts representing the Basket Limitation, (b) in no event shall the liability of Sellers, on the one hand, or Purchaser, on the other hand, with respect to the indemnification provided for in Section 11.1 or Section 11.2 (as applicable) above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains knowledge in writing of any inaccuracy or breach of any representation, warranty or covenant of either or both Sellers contained in this Agreement (a “Purchaser Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 11 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred as a result of breaches of any covenant or agreement of Purchaser, Sellers or either Seller set forth in Section 5.3, Section 5.4, Section 10.1 or Section 11.6 of this Agreement.

11.4 Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive until September 30, 2006, unless a longer or shorter survival period is expressly provided for in this Agreement, or unless on or before September 30, 2006, Purchaser or Sellers (or either of them), as the case may be, delivers written notice to the other party of such alleged breach specifying with reasonable detail the nature of such alleged breach and files an action with respect thereto within one hundred twenty (120) days after the giving of such notice.

11.5 Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 10.1, and this Article 11.

11.6 Anti-Terrorism Law. Each party hereto represents and warrants to the other that such party is not, and is not acting, directly or indirectly, for or on behalf of, any person or entity named as a “specially designated national and blocked person” (as defined in Presidential Executive Order 13224) on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control, and that such party is not engaged in this transaction, directly or indirectly, on behalf of, and is not facilitating this transaction, directly or indirectly, on behalf of, any such person or entity. Each party also represents and warrants to the other that neither such party nor its constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including the aforesaid Executive Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended. In addition, neither Purchaser nor Sellers nor to the knowledge of Purchaser or such Seller, any person holding a direct or indirect ownership interest in Purchaser or such Seller is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law. For purposes hereof, “Anti-Terrorism Law” shall mean Executive Order 13224, as amended; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06 et seq.; the Iraqi Sanctions Act, Pub.L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act; the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597. Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs actually incurred) arising from or related to any breach of the foregoing representations and warranties by the indemnifying party, which indemnity shall survive the Closing until the expiration of any applicable statute of limitations.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Transatlantic Investment Management, Inc.
222 Third Street
Cambridge, Massachusetts 02142
Attention: Mr. Tony Goschalk
Facsimile: 617.868.4882
Email: tonyg@transatlantic-invest.com

with a copy to:	Davis Malm & D’Agostine P.C.
One Boston Place
Boston, Massachusetts 02108
Attention: Paul L. Feldman, Esquire
Facsimile: 617.305.3131
Email: pfeldman@davismalm.com

SELLERS:	Fund IV and Fund V Associates
Fund VI, Fund VII and Fund VIII Associates
c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Mr. F. Parker Hudson
Facsimile: 770.243.4684
Email: parker.hudson@wellsref.com

with a copy to:	Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
Attn: Leslie Fuller Secrest
Facsimile: 404.962.6577 and 404.962.6678
Email: leslie.secrest@troutmansanders.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission if transmitted and confirmed prior to 6:00 p.m. local Atlanta, Georgia time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered.

12.2 Possession. Full and exclusive possession of the Property of each Seller, subject to the Permitted Exceptions applicable to such Property and the rights of the tenants under the Leases affecting such Property shall be delivered by each Seller to Purchaser on the Closing Date.

12.3 Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

12.4 Publicity. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. No party shall record this Agreement or any notice hereof.

12.5 Discharge of Obligations. The acceptance by Purchaser of the Special Warranty Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by the Seller of such Property and Purchaser herein and every agreement and obligation on the part of such Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

12.6 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

12.7 Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Sellers and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.8 Sale Notification Letters. Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to the tenants under the Leases, and the Other Notices of Sale to each service provider and leasing agent, the obligations under whose respective Service Contracts and Commission Agreements Purchaser has assumed at Closing.

12.9 Access to Records Following Closing. Purchaser agrees that for a period of twenty-four (24) months following the Closing, Sellers shall have the right during regular business hours, on five (5) days’ written notice to Purchaser, and at Sellers’ sole cost, to examine and review at Purchaser’s office (or, at Purchaser’s election, at the respective Properties), the books and records of Sellers relating to the ownership and operation of the Properties which were delivered by Sellers to Purchaser at the Closing. Likewise, Sellers agree that for a period of twenty-four (24) months following the Closing, Purchaser shall have the right during regular business hours, on five (5) days’ written notice to Sellers, and at Purchaser’s sole cost, to examine and review at Sellers’ office, all books, records and files, if any, retained by Sellers relating to the ownership and operation by Sellers prior to the Closing of the Property. The provisions of this Section shall survive the Closing for a period of twenty-four (24) months year after the Closing Date.

12.10 General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Sellers or Purchaser unless such amendment is in writing and executed by Sellers and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed, interpreted and enforced under the laws of the State of Florida. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

12.11 Like-Kind Exchange. Any of the parties hereto may desire, and each other party is willing to cooperate (subject to the limitations set forth below), to effectuate the sale of the Property by means of an exchange of “like-kind” property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Each party expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.C. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from any party (a “Requesting Party”) to the other, the party to whom such notice is given (the “Other Party”) agrees to cooperate with such Requesting Party to effect one or more like-kind exchanges with respect to either or both of the Properties, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the Closing and shall occur either simultaneously with the Closing or the purchase money proceeds payable to such Seller shall be paid, upon such Seller’s prior written direction to Purchaser, to a third party escrow agent or intermediary such that Purchaser shall not be required to participate in any subsequent closing, (b) the Other Party shall not be obligated to spend any sums or incur any expenses in excess of the sums and expenses which would have been spent or incurred by the Other Party if there had been no exchange, and (c) Purchaser shall not be obligated to acquire or accept title to any property other than the Properties, and Sellers shall not be obligated to acquire or accept title to any property. The Other Party makes no representation or warranty that the conveyance of any Property made pursuant to this Section 12.11 shall qualify for a like-kind exchange. Once Purchaser has paid the purchase money proceeds as directed by Sellers (if either Seller is the Requesting Party), or such Seller has conveyed the Property of such Seller as directed by Purchaser (if Purchaser is the Requesting Party), the Other Party shall have no further obligation hereunder with respect to such “like-kind” exchange. Each Requesting Party hereby indemnifies and holds the Other Party harmless from and against any costs, liabilities and expenses incurred or suffered by the Other Party in connection with the “like-kind” exchange or exchanges described herein with respect to the Properties, which indemnity shall survive the Closing until the expiration of any applicable statute of limitations.

12.12 Attorney’s Fees. If Purchaser or Sellers bring an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the other.

12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

12.14 Effective Agreement. The submission of this Agreement for examination is not intended to nor shall constitute an offer to sell, or a reservation of, or option or proposal of any kind for the purchase of the Property. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart of this Agreement has been executed and delivered by each party hereto.

12.15 Radon Gas Disclosure. In compliance with Section 404.056 Florida Statutes, Purchaser is hereby made aware of the following: RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

12.16 Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (each, a “Proceeding”), Sellers and Purchaser irrevocably (a) submit to the non-exclusive jurisdiction of the state and federal courts having jurisdiction in Duval County, Florida, and (b) waive any objection which either Seller or Purchaser may have at any time to the laying of venue of any Proceeding brought in any such court, waive any claim that any Proceeding has been brought in an inconvenient forum and further waive the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party. Sellers and Purchaser further agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any proceeding in any State of Florida or United States Court sitting in Jacksonville, Florida may be made by certified or registered mail, return receipt requested, directed to Sellers or Purchaser, as applicable, at the address set forth in this Agreement, and service so made shall be complete upon receipt; except that if Sellers or Purchaser shall refuse to accept delivery, service shall be deemed complete five (5) days after the same shall have been so mailed.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLERS:

FUND IV AND FUND V ASSOCIATES,
a Georgia joint venture

By:	Wells Real Estate Fund IV, L.P.
a Georgia limited partnership,
venture partner

	By:	Wells Partners, L.P.
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

By:	Wells Real Estate Fund V, L.P.
a Georgia limited partnership,
venture partner

		By:	Wells Partners, L.P.
a Georgia limited partnership,
general partner

			By:	Wells Capital, Inc.
a Georgia corporation,
general partner

				By:	/s/ Douglas P. Williams
				Name:	Douglas P. Williams
				Title:	Senior Vice President

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FUND VI, FUND VII AND FUND VIII ASSOCIATES,
a Georgia joint venture

By:	Wells Real Estate Fund VI, L.P.
a Georgia limited partnership,
venture partner

	By:	Wells Partners, L.P.
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

By:	Wells Real Estate Fund VII, L.P., a
Georgia limited partnership, venture partner

	By:	Wells Partners, L.P., a Georgia
limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia
corporation, general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

By:	Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, venture partner

	By:	Wells Partners, L.P., a Georgia
limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia
corporation, general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

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PURCHASER:

TRANSATLANTIC INVESTMENT MANAGEMENT, INC., a Massachusetts corporation

By:	/s/ Anthony Goschalk
Name:	Anthony Goschalk
Title:	President

EXHIBIT “A-1”

LEGAL DESCRIPTION OF

FUNDS IV AND V LAND

ALL THAT TRACT OR PARCEL of land lying and being in Section 13, Township 3 South, Range 27 East, Duval County, Florida, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, commence at the corner common to Sections 7, 12, 13 and 18, Township 3 South, Range 27 East, Duval County, Florida; thence leave said common corner and run along the line which is common to the above referenced Sections 13 and 18 South 00 degrees 36 minutes 35 seconds East a distance of 150.02 feet to an iron pin found on the southerly right-of-way line of J. Turner Butler Boulevard (300-foot right-of-way); thence leave said common line and run along said southerly right-of-way line of J. Turner Butler Boulevard North 89 degrees 45 minutes 45 seconds West a distance of 1166.59 feet to an iron pin set which marks the POINT OF BEGINNING; FROM THE POINT OF BEGINNING AS THUS ESTABLISHED, thence leaving said southerly right-of-way line of J. Turner Butler Boulevard and running South 00 degrees 14 minutes 15 seconds West a distance of 627.65 feet to an iron pin set on the northerly right-of-way line of Centurion Parkway North (100-foot right-of-way as established according to Deed of Dedication recorded in Official Records Volume 6746, Page 2705, as re-recorded in Official Records Volume 6751, Page 1688, Public Records of Duval County, Florida); running thence along said northerly right-of-way line of Centurion Parkway North along an arc of a curve to the left (said arc being subtended by a chord bearing North 87 degrees 38 minutes 39 seconds West a chord distance of 411.72 feet and having a radius of 757.12 feet) an arc distance of 416.97 feet to an iron pin set; thence leaving said northerly right-of-way line of Centurion Parkway North and running North 00 degrees 14 minutes 15 seconds East a distance of 612.43 feet to an iron pin set on the southerly right-of-way line of J. Turner Butler Boulevard; running thence along said southerly right-of-way line of J. Turner Butler Boulevard South 89 degrees 45 minutes 45 seconds East a distance of 411.43 feet to an iron pin set which marks the POINT OF BEGINNING; said property containing 247,247 square feet or 5.676 acres, more or less, according to a Boundary and Topographic Survey prepared by Sunshine State Surveyors, Inc., certified by Roy A. Wegener, Jr., Florida Registered Land Surveyor No. 4271, dated April 21, 1992, last revised June 5, 1992.

EXHIBIT “A-2”

LEGAL DESCRIPTION OF

FUNDS VI, VII AND VIII LAND

A portion of Section 13, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows:

For a Point of Reference, commence at the Northeast corner of the aforementioned Section 13, said corner lying in the centerline of J. Turner Butler Boulevard, as now established for a width of 300 feet at this point; thence South 00 degrees 36 minutes 35 seconds East, along the Easterly line of said Section 13, a distance of 150.02 feet to a point in the Southerly right-of-way line of said J. Turner Butler Boulevard; thence North 89 degrees 45 minutes 45’ seconds West, along said Southerly right-of-way line, a distance of 1578.02 feet to the Northwest corner of lands described and recorded in Official Records Volume 7350, Page 115, of the Public Records of said Duval County, said Northwest corner being the POINT OF BEGINNING for this description.

FROM THE POINT OF BEGINNING THUS DESCRIBED, thence South 00 degrees 14 minutes 15 seconds West, departing the aforementioned Southerly right-of-way line of J. Turner Butler Boulevard and along the Westerly line of said lands described in Official Records Volume 7350, Page 115, a distance of 612.43 feet to the Southwest corner of said lands, said Southwest corner lying in a curve defining the Northerly right-of-way line of Centurion Parkway North, a 100 foot right-of-way as established and formerly known as Perimeter Drive North Phase II, according to Deed of Dedication recorded in Official Records Volume 6746, Page 2075, as re-recorded in Official Records Volume 6751, Page 1688, Public Records, Duval County, Florida, said curve being concave to the Southeast and having a radius of 757.12 feet; thence Southwesterly, along said Northerly right-of-way line and around the arc of said curve, through a central angle of 19 degrees 16 minutes 29 seconds, for an arc distance of 254.70 feet, said arc being subtended by a chord which bears South 66 degrees 56 minutes 27 seconds West, 253.50 feet; thence North 21 degrees 38 minutes 08 seconds West, departing said Northerly right-of-way line of Centurion Parkway North, a distance of 690.86 feet to a point lying in the aforementioned Southerly right-of-way line of J. Turner Butler Boulevard; thence North 67 degrees 07 minutes 56 seconds East, along said Southerly right-of-way line, a distance of 180.62 feet to a point lying South 67 degrees 07 minutes 56 seconds West, 1.74 feet from an angle point in said Southerly right-of-way line; thence South 00 degrees 14 minutes 15 seconds West, departing said Southerly right-of-way line, a distance of 39.82 feet; thence South 89 degrees 45 minutes 45 seconds East, parallel with the Southerly right-of-way line of J. Turner Butler Boulevard, a distance of 138.20 feet; thence North 00 degrees 14 minutes 15 seconds East, a distance of 40.50 feet to a point lying in the Southerly right-of-way line of said J. Turner Butler Boulevard, as established for a width of 300 feet at this point; thence South 89 degrees 45 minutes 45 seconds East, along said Southerly right-of-way line, a distance of 185.89 feet to the POINT OF BEGINNING.

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

1.	List of Funds IV and V Personal Property (Centurion Centre)

(1)	4’ ladder
(1)	6’ ladder
(1)	8’ ladder
(1)	Laptop Computer w/ Tracer Summit
(1)	Personal Computers w/ Tracer Summit
(1)	Hewlett Packard Fax Machine
(1)	Leased Xerox Copier Machine w/ Cabinet
(1)	Desk w/ chair
(1)	4 drawer Filing Cabinet
(1)	Cordless Phone
(1)	Corded Phone
(1)	Conference Room Table w/ 5 chairs
(2)	Bookshelves
(1)	Computer Table
(1)	Small Table
(1)	Picture of a Wolf
(1)	Small Toolbox w/ Misc. tools
(1)	Square Shovel
(2)	Push Brooms
(1)	Fire Proof Cabinet
(2)	5 gallon Gas Cans
(3)	Funnels
(1)	Hose Reel w/ Garden Hose
(1)	Wreaths (1) Garland – Holiday Decorations
(1)	Shop Vacuum
(2)	6’ Display Tables
(1)	Mop and Bucket
(1)	Self Contained Portable A/C unit for the telephone room
(1)	Hand Held Packing Tape Dispenser
(2)	Key Lock Boxes

Misc. Office Supplies

Misc. HVAC stock

Ceiling Tiles

Window Glass Stock

Light Bulbs

As Builts and Manuals for Building Operation

(1)	Straw Broom & Dust Pan
(1)	Ladder on the roof for Tower Maintenance

2.	List of Funds VI, VII and VIII Personal Property (BellSouth Building)

(1)	4’ ladder
(1)	8’ ladder
(1)	Personal Computer w/ Tracer Summit
(1)	Wreath (1) Garland – Holiday Decorations
(2)	6’ Display Tables
(1)	Ladder on the roof for Tower Maintenance

Window Glass Stock

Ceiling Tiles

Light Bulbs

EXHIBIT “C”

LIST OF COMMISSION AGREEMENT[S]

1.	List of Commission Agreements Affecting Funds IV and V Property (Centurion Centre)

A.	Leasing Agreement dated January 1, 2006 by and between Fund IV and Fund V Associates, a Georgia joint venture, as “Owner” and Commercial Jacksonville, Inc., as “Agent” as supplemented by that certain Letter from Charles D. White, Chief Executive Officer of Commercial Jacksonville, Inc. to Parker Hudson dated January 9, 2006

B.	Brokerage Agreement dated March , 2005 (sic) by and between Wells Real Estate Funds, as “Landlord” and Newmark Southern Region, LLC, as “Broker”

2.	List of Commission Agreements Affecting Funds VI, VII and VIII Property (BellSouth Building)

A.	Leasing Agreement dated January 1, 2006 by and between Fund VI, Fund VII and Fund VIII Associates, a Georgia joint venture, as “Owner” and Commercial Jacksonville, Inc., as “Agent” as supplemented by that certain Letter from Charles D. White, Chief Executive Officer of Commercial Jacksonville, Inc. to Parker Hudson dated January 9, 2006

B.	Letter of Intent (10375 Centurion Parkway, Jacksonville, Florida) dated September 23, 2005 by and between Fund IV and Fund V Associates, as “Landlord” and American Express Travel Related Services, as “Tenant” (See Section 5.4(d) of Agreement). [Note: The “Landlord” identified in such Letter of Intent is in error. The owner of the BellSouth Building, and thus the “Landlord” under the subject Lease, is Fund VI, Fund VII and Fund VIII Associates.]

EXHIBIT “D”

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), made and entered into this      day of January, 2006, by and among TRANSATLANTIC INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (“Purchaser”), FUND IV AND FUND V ASSOCIATES, a Georgia joint venture, and FUND VI, FUND VII AND FUND VIII ASSOCIATES, a Georgia joint venture (collectively, as “Sellers”), and CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Sellers have entered into that certain Purchase and Sale Agreement, dated as of January     , 2006 (the “Contract”) regarding the purchase and sale of certain real properties owned by Sellers, which are located at 10375 and 10407 Centurion Parkway North, Jacksonville, Duval County, Florida (each, a “Property” and together, the “Properties”); and

WHEREAS, Paragraph 2.3 of the Contract provides for Purchaser’s payment to Escrow Agent, within three (3) business days following execution and delivery by Sellers and Purchaser of the Contract, of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.) as the Initial Earnest Money Deposit (as defined in the Contract) to be held and applied by said Escrow Agent in accordance with this Agreement and the Contract; and

WHEREAS, the Contract provides for Purchaser’s payment to Escrow Agent, no later than the expiration of the Inspection Period (as defined in the Contract) of the additional sum of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.) as the Additional Earnest Money Deposit (as defined in the Contract); and

WHEREAS, the parties hereto desire to set forth the terms and conditions of Escrow Agent’s holding, investment and disbursement of the Escrow Funds (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Escrow Agent does hereby acknowledge receipt of a wire transfer, payable to the order of Escrow Agent, in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.) as the Initial Earnest Money Deposit (as defined in the Contract). Said Initial Earnest Money Deposit, together with any additional earnest money actually deposited by Purchaser with Escrow Agent pursuant to the terms of the Contract, all interest and other income earned on the Initial Earnest Money Deposit, any such additional earnest money and interest thereon, is herein referred to as the “Escrow Funds”. Escrow Agent hereby agrees to hold, administer and disburse the Escrow Funds pursuant to this Agreement and the Contract. Escrow Agent shall invest the Escrow Funds in a Cash Investment Account at Wachovia Bank of Georgia, in Atlanta, Georgia. All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed as a part of the Escrow Funds hereunder. Purchaser’s Federal Identification Number is #04-3368321; and Funds IV and V JV’s Federal Identification Number is # 58-2022624 and Funds VI, VII and VIII JV’s Federal Identification Number is #58-2174097. Escrow Agent’s fee, if any, for services rendered hereunder shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Sellers.

2. At such time as Escrow Agent receives written notice from either Purchaser or Sellers, or any of them, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Sellers but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Sellers, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives within said ten (10) day period either (A) a written notice from the party that submitted the request for disbursement which notice countermands the earlier notice of disbursement, or (B) a written notice from the other party that conflicts with the request for disbursement given by the party submitting such request, then Escrow Agent shall withhold such disbursement until Purchaser and Sellers can agree upon a disbursement of such Escrow Funds. Purchaser and Sellers hereby agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence, fraud or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4. Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between or among Purchaser and Sellers sufficient in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before March 10, 2006, Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. The actual and reasonable costs and expenses (including actual and reasonable attorneys’ fees) incurred by Escrow Agent in connection with tendering the Escrow Funds to such court may be deducted from the Escrow Funds.

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5. Purchaser and Sellers hereby jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof.

6. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand delivery, facsimile or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Transatlantic Investment Management, Inc.
222 Third Street
Cambridge, Massachusetts 02142
Attention: Mr. Tony Goschalk
Telephone: 617.492.1247
Facsimile: 617.868.4882
Email: tonyg@transatlantic-invest.com

with a copy to:	Davis Malm & D’Agostine, P.C.
One Boston Place
Boston, Massachusetts 02108
Attention: Paul L. Feldman, Esquire
Telephone: 617.589.3831
Facsimile: 617.305.3131
Email: pfeldman@davismalm.com

SELLER:	Fund IV and Fund V Associates
Fund VI, Fund VII and Fund VIII Associates
c/o Wells Real Estate Funds
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attention: Mr. Parker Hudson
Telephone: 770.243.4684
Facsimile: 770.243.8540
Email: parker.hudson@wellsref.com

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with a copy to:	Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
Attention: Ms. Leslie Fuller Secrest
Telephone: 404.885.3286
Facsimile: 404.962.6698
Email: leslie.secrest@troutmansanders.com

ESCROW AGENT:	Chicago Title Insurance Company
4170 Ashford Dunwoody Road
Suite 460
Atlanta, Georgia 30319
Attention: Ms. Judy A. Stillings
Telephone: 404.419.3224
Facsimile: 404.303.6307
Email: judy.stillings@ctt.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the first business day after the day of transmission of such notice and confirmation of such transmission.

7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

8. Time is of the essence of this Agreement.

9. If proceedings shall be instituted before any court of competent jurisdiction for the resolution of any dispute arising under this Agreement between any parties hereto, then upon final resolution of such dispute, the prevailing party in such dispute shall be promptly paid by the nonprevailing party therein all of such prevailing party’s attorneys’ fees and expenses, court costs and costs of appeal actually incurred in connection with such proceeding.

10. This Agreement is governed by and is to be construed under the laws of the State of Florida and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

SELLERS:

FUND IV AND FUND V ASSOCIATES,
a Georgia joint venture

By:	Wells Real Estate Fund IV, L.P.
a Georgia limited partnership,
venture partner

	By:	Wells Partners, L.P.
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

By:	Wells Real Estate Fund V, L.P.
a Georgia limited partnership,
venture partner

	By:	Wells Partners, L.P.
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

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FUND VI, FUND VII AND FUND VIII ASSOCIATES,
a Georgia joint venture

By:	Wells Real Estate Fund VI, L.P.
a Georgia limited partnership,
venture partner

	By:	Wells Partners, L.P.
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

By:	Wells Real Estate Fund VII, L.P., a
Georgia limited partnership, venture partner

	By:	Wells Partners, L.P., a Georgia
limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia
corporation, general partner

By:
Name:
Title:

By:	Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, venture partner

	By:	Wells Partners, L.P., a Georgia
limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia
corporation, general partner

By:
Name:
Title:

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PURCHASER:

TRANSATLANTIC INVESTMENT MANAGEMENT, INC., a Massachusetts corporation

By:
Name:
Title:

[Signatures continue on next page]

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ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

8

EXHIBIT “E”

LIST OF EXISTING ENVIRONMENTAL REPORTS

1.	List of Existing Environmental Reports for the Funds IV and V Property (Centurion Centre)

•	Phase I Environmental Site Assessment Report - Centurion Centre, 10407 Centurion Parkway, Jacksonville, Florida 32256 - prepared by LandAmerica Assessment Corporation for Wells Real Estate Funds, dated December 5, 2005, as LAC Project Number 05-33124.1

•	Report of a Geotechnical Exploration, Proposed IBM Office Building, Deerwood Park, Jacksonville, Florida, prepared by Law Engineering, Inc. for ADEVCO Corporation, dated April 15, 1992, as LAW Project No. 442-06661-01

•	Report of a Preliminary Environmental Site Assessment, Deerwood Park, Jacksonville, Florida, prepared by Law Engineering and Environmental Services, Inc. for Gate Lands Company, dated July 28, 1989, as LAW Job No. JE-5877

2.	List of Existing Environmental Reports for the Funds VI, VII and VIII Property (BellSouth Building)

•	Phase I Environmental Site Assessment Report - BellSouth Building, 10375 Centurion Parkway, Jacksonville, Florida 32256 - prepared by LandAmerica Assessment Corporation for Wells Real Estate Funds, dated December 5, 2005, as LAC Project Number 05-33124.2

•	Update of Preliminary Environmental Site Assessment Report, Proposed BAPCO Site, Deerwood Park, Jacksonville, Florida, prepared for Wells Real Estate Fund VI, Fund VII and Fund VIII by Law Engineering, Inc., dated March 28, 1995 (Addressees revised April 11, 1995), as Law Engineering Project No. 444-07493.01

•	Report of Geotechnical Exploration, BAPCO Office Building, Jacksonville, Florida, prepared by Atlanta Testing & Engineering for ADEVCO Corporation, dated March 6, 1995, as AT&E Job. No. J5781, Report No. 001

•	Report of a Preliminary Environmental Site Assessment, Deerwood Park, Jacksonville, Florida, prepared by Law Engineering and Environmental Services, Inc. for Gate Lands Company, dated July 28, 1989, as LAW Job No. JE-5877

EXHIBIT “F”

EXISTING SURVEYS

1.	Existing Survey of the Funds IV and V Property (Centurion Centre)

•	ALTA/ASCM Land Title Survey of Centurion Centre, prepared for Wells Real Estate Funds, Inc. by MKAssociates, Inc., dated December 2, 2005, last revised , 2006, and certified on , 2006, by Stacy L. Brown, Florida Professional Surveyor and Mapper No. 6516, as Project No. 1122-05-0892:001 (2 sheets)

•	Map showing Boundary and Topographic Survey, prepared by Sunshine State Surveyors, Inc., dated April 21, 1992, and certified to G.L. National, Inc., Commonwealth Land Title Insurance Company, Wells & Associates, Inc. et al., by Roy A. Wegener, Jr., Florida Registered Survey No. 4271.

2.	Existing Survey of the Funds VI, VII and VIII Property (BellSouth Building)

•	ALTA/ASCM Land Title Survey of Bellsouth (Building), prepared for Wells Real Estate Funds, Inc. by MKAssociates, Inc., dated December 2, 2005, last revised , 2006, and certified on , 2006, by Stacy L. Brown, Florida Professional Surveyor and Mapper No. 6516, as Project No. 1122-05-0892:002 (2 sheets)

•	Map showing Boundary Survey, prepared by Sunshine State Surveyors, Inc., dated September 28, 1994, and certified to Old Republic Title Insurance Company, Nationsbank of Georgia, N.A., as agent for Fund VI, Fund VII and Fund VIII Associates et al., by William G. Smith, III, Florida Registered Survey No. 5145.

EXHIBIT “G”

LIST OF LEASES

A.	Leases Affecting Funds IV and V Improvements at Centurion Centre, 10407 Centurion Parkway North

1. Lease Agreement, dated December 30, 2003, between Fund IV and Fund V Associates, as landlord, and Synovus Financial Corp., a Georgia corporation, as tenant; as affected by Acknowledgment, Acceptance and Amendment, dated October 14, 2004, as modified and amended by:

(a) First Amendment to Lease, dated as of May 26, 2004, between Fund IV and Fund V Associates, as landlord, and Synovus Financial Corp., as tenant.

2. Lease Agreement, dated June 1, 2004, between Fund IV and Fund V Associates, as landlord, and Commercial Jacksonville, Inc., a Florida corporation, as tenant; as affected by Acknowledgment, Acceptance and Amendment, dated October 14, 2004.

3. Lease Agreement, dated August 17, 2005, between Fund IV and Fund V Associates, as landlord, and Keasler Law Firm, Inc., as tenant; as affected by Acknowledgment, Acceptance and Amendment, dated October 5, 2005.

4. Lease Agreement, dated March 31, 2004, between Fund IV and Fund V Associates, as landlord, and ADP, Inc., a Delaware corporation, as tenant; as affected by Acknowledgment, Acceptance and Amendment, dated September 28, 2004, as modified and amended by:

(a) First Amendment to Lease, dated as of May 20, 2005, between Fund IV and Fund V Associates, as landlord, and ADP, Inc., as tenant.

B.	Leases Affecting Funds VI, VII and VIII Improvements at 10375 Centurion Parkway North (BellSouth Building)

1. Lease Agreement, dated May 20, 1996, between Wells Real Estate Fund VI, VII & VIII, L.P., as landlord, and Bellsouth Advertising & Publishing Corporation, as tenant, as modified and amended by:

(a) First Amendment to Lease Agreement, dated December 6, 1996, between Fund VI, Fund VII and Fund VIII Associates, as landlord, and Bellsouth Advertising & Publishing Corporation, as tenant; and

(b) Second Amendment to Lease Agreement, dated as of May 11, 2005, between Fund VI, Fund VII and Fund VIII Associates, as landlord, and Bellsouth Advertising & Publishing Corporation, as tenant; and

(c) Third Amendment to Lease Agreement, dated as of October 31, 2005, between Fund VI, Fund VII and Fund VIII Associates, as landlord, and Bellsouth Advertising & Publishing Corporation, as tenant.

2. Lease Agreement, dated March     , 1996, between The Bank of New York, as successor to NationsBank of Georgia, N.A., as Agent for Wells Real Estate Fund VII, L.P., as landlord, and American Express Travel Related Services Company, Inc., as tenant, as modified and amended by:

(a) First Amendment to Lease Agreement, dated as of July 25, 2001, between Fund VI, Fund VII and Fund VIII Associates, as landlord, and American Express Travel Related Services company, Inc., as tenant; and

(b) Second Amendment to Lease Agreement, dated as of October 31, 2005, between Fund VI, Fund VII and Fund VIII Associates, as landlord, and American Express Travel Related Services Company, Inc., as tenant.

EXHIBIT “H”

TITLE EXCEPTIONS

A.	Title Exceptions Affecting the Funds IV and V Property

1.	Taxes and assessments for the year 2006 and subsequent years.

2.	Easements, Restrictions and Covenants in Warranty Deeds to the Jacksonville Expressway Authority, recorded in Official Records Book 3168, Page 839 and Official Records Book 3168, Page 845, in the public records of Duval County, Florida.

3.	Grant of Easement to City of Jacksonville for water and sewer recorded in Official Records Book 5849, Page 1757, aforesaid records.

4.	Restatement of the Protective Covenants of Deerwood Park recorded in Official Records Book 6575, Page 2276, aforesaid records (restating and amending certain Protective Covenants recorded in Official Records Book 6087, Page 1669, aforesaid records); as amended by Supplement to Protective Covenants of Deerwood Park for Issuance and Transfer of Development Rights recorded in Official Records Book 6575, Page 2305, aforesaid records; as further amended by Quit-Claim Deed and Designation of Successor Developer recorded in Official Records Book 6575, Page 2312, aforesaid records; as amended by Allocations of Development Rights recorded in the aforesaid records at Official Records Book 6575, Page 2315, Official Records Book 6575, Page 2376, Official Records Book 6863, Page 543, Official Records Book 7029, Page 1243, Official Records Book 7068, Page 1896, Official Records Book 7068, Page 1908, Official Records Book 7350, Page 122, Official Records Book 7362, Page 750, Official Records Book 7458, Page 1990, Official Records Book 7653, Page 1358, Official Records Book 7653, Page 1383, Official Records Book 7852, Page 673, Official Records Book 8032, Page 1204, and Official Records Book 8085, Page 1997; as amended by First Amendment to Supplement in Official Records Book 6863, Page 539, aforesaid records; as further amended by First Declaration of Conversion of Development Rights in Official Records Book 6863, Page 541, aforesaid records; as further amended by Second Declaration of Conversion of Development Rights in Official Records Book 7362, Page 730, aforesaid records; as further amended by Third Declaration of Conversion of Development Rights in Official Records Book 7653, Page 1362, aforesaid records; as further amended by Fourth Declaration of Conversion of Development Rights in Official Records Book 8032, Page 1194, aforesaid records; as further amended by Variation to Building Site Requirements in Official Records Book 7012, Page 1849, aforesaid records; as further amended by Approval of Plans in Official Records Book 7343, Page 254, aforesaid records; as further amended by First Amendment to Restatement of the Protective Covenants in Official Records Book 7362, Page 739, aforesaid records; as further amended by Amendment No. 1 to Lake Easement Agreement, et al. in Official Records Book 7029, Page 1224, aforesaid records; as further amended by Consent and Grant to Use in Official Records Book 7448, Page 768, aforesaid records; as further amended by Transfer of Previously Allocated Development Rights recorded in Official Records Book 7588, Page 1639, aforesaid records; as further amended by Option Agreement in Official Records Book 7653, Page 1390, aforesaid records; and as further amended by Protective Covenant Variance contained in Special Warranty Deed recorded in Official Records Book 8085, Page 1984, aforesaid records.

5.	Notice of Development Order recorded in Official Records Book 6408, Page 118, aforesaid records; Restatement of the Protective Covenants of Deerwood Park recorded in Official Records Book 6575, Page 2276, aforesaid records (restating and amending certain Protective Covenants recorded in Official Records Book 6087, Page 1669, aforesaid records); as amended by Supplement to Protective Covenants of Deerwood Park for Issuance and Transfer of Development Rights recorded in Official Records Book 6575, Page 2305, aforesaid records; as further amended by Quit-Claim Deed and Designation of Successor Developer recorded in Official Records Book 6575, Page 2312, aforesaid records; as amended by Allocations of Development Rights recorded in the aforesaid records at Official Records Book 6575, Page 2315, Official Records Book 6575, Page 2376, Official Records Book 6863, Page 543, Official Records Book 7029, Page 1243, Official Records Book 7068, Page 1896, Official Records Book 7068, Page 1908, Official Records Book 7350, Page 122, Official Records Book 7362, Page 750, Official Records Book 7458, Page 1990, Official Records Book 7653, Page 1358, Official Records Book 7653, Page 1383, Official Records Book 7852, Page 673, Official Records Book 8032, Page 1204, and Official Records Book 8085, Page 1997; as amended by First Amendment to Supplement in Official Records Book 6863, Page 539, aforesaid records; as further amended by First Declaration of Conversion of Development Rights in Official Records Book 6863, Page 541, aforesaid records; as further amended by Second Declaration of Conversion of Development Rights in Official Records Book 7362, Page 730, aforesaid records; as further amended by Third Declaration of Conversion of Development Rights in Official Records Book 7653, Page 1362, aforesaid records; as further amended by Fourth Declaration of Conversion of Development Rights in Official Records Book 8032, Page 1194, aforesaid records; as further amended by Variation to Building Site Requirements in Official Records Book 7012, Page 1849, aforesaid records; as further amended by Approval of Plans in Official Records Book 7343, Page 254, aforesaid records; as further amended by First Amendment to Restatement of the Protective Covenants in Official Records Book 7362, Page 739, aforesaid records; as further amended by Amendment No. 1 to Lake Easement Agreement, et al. in Official Records Book 7029, Page 1224, aforesaid records; as further amended by Consent and Grant to Use in Official Records Book 7448, Page 768, aforesaid records; as further amended by Transfer of Previously Allocated Development Rights recorded in Official Records Book 7588, Page 1639, aforesaid records; as further amended by Option Agreement in Official Records Book 7653, Page 1390, aforesaid records; and as further amended by Protective Covenant Variance contained in Special Warranty Deed recorded in Official Records Book 8085, Page 1984, aforesaid records.

6.	Limited access, egress and ingress via J. Turner Butler Boulevard and/or Southside Boulevard.

7.	Jacksonville Electric Authority Easement recorded in Official Records Book 6744, Page 304, aforesaid records.

8.	Jacksonville Electric Authority Easement recorded in Official Records Book 6840, Page 2099, aforesaid records.

9.	Non-Exclusive Grant of Easement between GL National, Inc. and Southern Bell Telephone and Telegraph Company, recorded in Official Records Book 6863, Page 1666, and Official Records Book 6863, Page 1674, aforesaid records.

10.	Protective Covenant Variance recited in Special Warranty Deed dated June 8, 1992 and recorded June 9, 1992, in Official Records Book 7350, Page 115, aforesaid records.

11.	Consent and Grant To Use (Deerwood Park) to City of Jacksonville, Florida, dated as of October 30, 1992, recorded in Official Records Book 7448, Page 768, aforesaid records.

12.	All matters that would be disclosed by a current and accurate survey of the subject property.

13.	The rights of tenants under those certain leases affecting the Funds IV and V Land and Funds IV and V Improvements more particularly described on Exhibit “G” attached hereto and made a part hereof.

B. Title Exceptions Affecting the Funds VI, VII and VIII Property

1.	Taxes and assessments for the year 2006 and subsequent years.

2.	Grant of Easement to City of Jacksonville for water and sewer recorded in Official Records Book 5849, Page 1757, of the public records of Duval County, Florida.

3.	Grant of Easement to City of Jacksonville for water and sewer recorded in Official Records Book 5888, Page 644, aforesaid records.

4.	Restatement of the Protective Covenants of Deerwood Park recorded in Official Records Book 6575, Page 2276, aforesaid records (restating and amending certain Protective Covenants recorded in Official Records Book 6087, Page 1669, aforesaid records); as amended by Supplement to Protective Covenants of Deerwood Park for Issuance and Transfer of Development Rights recorded in Official Records Book 6575, Page 2305, aforesaid records; as further amended by Quit-Claim Deed and Designation of Successor Developer recorded in Official Records Book 6575, Page 2312, aforesaid records; as amended by Allocations of Development Rights recorded in the aforesaid records at Official Records Book 6575, Page 2315, Official Records Book 6575, Page 2376, Official Records Book 6863, Page 543, Official Records Book 7029, Page 1243, Official Records Book 7068, Page 1896, Official Records Book 7068, Page 1908, Official Records Book 7350, Page 122, Official Records Book 7362, Page 750, Official Records Book 7458, Page 1990, Official Records Book 7653, Page 1358, Official Records Book 7653, Page 1383, Official Records Book 7852, Page 673, Official Records Book 8032, Page 1204, and Official Records Book 8085, Page 1997; as amended by First Amendment to Supplement in Official Records Book 6863, Page 539, aforesaid records; as further amended by First Declaration of Conversion of Development Rights in Official Records Book 6863, Page 541, aforesaid records; as further amended by Second Declaration of Conversion of Development Rights in Official Records Book 7362, Page 730, aforesaid records; as further amended by Third Declaration of Conversion of Development Rights in Official Records Book 7653, Page 1362, aforesaid records; as further amended by Fourth Declaration of Conversion of Development Rights in Official Records Book 8032, Page 1194, aforesaid records; as further amended by Variation to Building Site Requirements in Official Records Book 7012, Page 1849, aforesaid records; as further amended by Approval of Plans in Official Records Book 7343, Page 254, aforesaid records; as further amended by First Amendment to Restatement of the Protective Covenants in Official Records Book 7362, Page 739, aforesaid records; as further amended by Amendment No. 1 to Lake Easement Agreement, et al. in Official Records Book 7029, Page 1224, aforesaid records; as further amended by Consent and Grant to Use in Official Records Book 7448, Page 768, aforesaid records; as further amended by Transfer of Previously Allocated Development Rights recorded in Official Records Book 7588, Page 1639, aforesaid records; as further amended by Option Agreement in Official Records Book 7653, Page 1390, aforesaid records; and as further amended by Protective Covenant Variance contained in Special Warranty Deed recorded in Official Records Book 8085, Page 1984, aforesaid records.

5.	Notice of Development Order recorded in Official Records Book 6408, Page 118, aforesaid records; Restatement of the Protective Covenants of Deerwood Park recorded in Official Records Book 6575, Page 2276, aforesaid records (restating and amending certain Protective Covenants recorded in Official Records Book 6087, Page 1669, aforesaid records); as amended by Supplement to Protective Covenants of Deerwood Park for Issuance and Transfer of Development Rights recorded in Official Records Book 6575, Page 2305, aforesaid records; as further amended by Quit-Claim Deed and Designation of Successor Developer recorded in Official Records Book 6575, Page 2312, aforesaid records; as amended by Allocations of Development Rights recorded in the aforesaid records at Official Records Book 6575, Page 2315, Official Records Book 6575, Page 2376, Official Records Book 6863, Page 543, Official Records Book 7029, Page 1243, Official Records Book 7068, Page 1896, Official Records Book 7068, Page 1908, Official Records Book 7350, Page 122, Official Records Book 7362, Page 750, Official Records Book 7458, Page 1990, Official Records Book 7653, Page 1358, Official Records Book 7653, Page 1383, Official Records Book 7852, Page 673, Official Records Book 8032, Page 1204, and Official Records Book 8085, Page 1997; as amended by First Amendment to Supplement in Official Records Book 6863, Page 539, aforesaid records; as further amended by First Declaration of Conversion of Development Rights in Official Records Book 6863, Page 541, aforesaid records; as further amended by Second Declaration of Conversion of Development Rights in Official Records Book 7362, Page 730, aforesaid records; as further amended by Third Declaration of Conversion of Development Rights in Official Records Book 7653, Page 1362, aforesaid records; as further amended by Fourth Declaration of Conversion of Development Rights in Official Records Book 8032, Page 1194, aforesaid records; as further amended by Variation to Building Site Requirements in Official Records Book 7012, Page 1849, aforesaid records; as further amended by Approval of Plans in Official Records Book 7343, Page 254, aforesaid records; as further amended by First Amendment to Restatement of the Protective Covenants in Official Records Book 7362, Page 739, aforesaid records; as further amended by Amendment No. 1 to Lake Easement Agreement, et al. in Official Records Book 7029, Page 1224, aforesaid records; as further amended by Consent and Grant to Use in Official Records Book 7448, Page 768, aforesaid records; as further amended by Transfer of Previously Allocated Development Rights recorded in Official Records Book 7588, Page 1639, aforesaid records; as further amended by Option Agreement in Official Records Book 7653, Page 1390, aforesaid records; and as further amended by Protective Covenant Variance contained in Special Warranty Deed recorded in Official Records Book 8085, Page 1984, aforesaid records.

6.	Jacksonville Electric Authority Easement recorded in Official Records Volume 6840, Page 2099, aforesaid records.

7.	Non-Exclusive Grant of Easement between G.L. National, Inc. and Southern Bell Telephone and Telegraph Company recorded in Official Records Volume 6863, Page 1666, and Official Records Volume 6863, Page 1674, aforesaid records.

8.	Easement granted to Jacksonville Electric Authority recorded August 4, 1989, in Official Records Volume 6744, Page 304, aforesaid records.

9.	Easement granted to Jacksonville Electric Authority recorded February 8, 1990, in Official Records Volume 6840, Page 2113, aforesaid records.

10.	Consent and Grant to Use (Deerwood Park) to City of Jacksonville, Florida dated as of October 30, 1992, recorded in Official Records Book 7448, Page 768, aforesaid records.

11.	Limited access, egress and ingress via J. Turner Butler Boulevard and/or Southside Boulevard.

12.	All matters that would be disclosed by a current and accurate survey of the subject property.

13.	The rights of tenants under those certain leases affecting the Funds VI, VII and VIII Land and Funds VI, VII and VIII Improvements more particularly described on Exhibit “G” attached hereto and made a part hereof.

EXHIBIT “I”

EXCEPTION SCHEDULE

A.	Exception Schedule as to Funds IV and V Property (Centurion Centre):

•	With respect to the representation and warranty contained in Section 4.1(e), captioned “Existing Leases and Guaranty Agreements”, exception is taken for that certain letter, dated December 20, 2005, from Keasler Law Firm to Wells Management Company, Inc., pursuant to the terms of which said tenant asserted certain claims or potential claims relating to water intrusion and mold in said tenant’s conference room.

B.	Exception Schedule as to Funds VI, VII and VIII Property (BellSouth Building):

NONE

EXHIBIT “J”

LIST OF SERVICE CONTRACTS

A.	List of Service Contracts Affecting the Funds IV and V Property (Centurion Centre)

1.	Southland Waste Systems, Inc.

P.O. Box 56110, Jacksonville, FL 32241

2.	Foliage Design Systems

5995-2 Phillips Highway, Jacksonville, FL 32216

3.	Jacksonville Sound & Communications, Inc.

5021 Stepp Avenue, Jacksonville, FL 32216

4.	ACCU-Air Cooling Service, Inc.

8544 Alicanta Avenue, Orange Park, FL 32073

5.	ABM Janitorial Service

5871 St. Augustine Road, Jacksonville, FL 32207

6.	Cushman & Wakefield of Florida, Inc.

8663 Baypine Road, Ste. 115, Jacksonville, FL 32256

7.	ValleyCrest Landscape Maintenance

1854 West Road, Jacksonville, FL 32216

(to be assigned prior to Closing from Funds VI, VII and VIII JV to Funds IV and V JV)

8.	McCall Service, Inc.

2861 College Street, Jacksonville, FL 32205

B.	List of Service Contracts Affecting the Funds VI, VII and VIII Property

(BellSouth Building)

1.	Southland Waste Systems, Inc.

P.O. Box 56110, Jacksonville, FL 32241

2.	Jacksonville Sound & Communications, Inc.

5021 Stepp Avenue, Jacksonville, FL 32216

3.	ACCU-Air Cooling Service, Inc.

8544 Alicanta Avenue, Orange Park, FL 32073

4.	ABM Janitorial Service

5871 St. Augustine Road, Jacksonville, FL 32207

5.	Cushman & Wakefield of Florida, Inc.

8663 Baypine Road, Ste. 115, Jacksonville, FL 32256

6.	ValleyCrest Landscape Maintenance

1854 West Road, Jacksonville, FL 32216

7.	Foliage Design Systems

5995-2 Phillips Highway, Jacksonville, FL 32216

8.	McCall Service, Inc.

2861 College Street, Jacksonville, FL 32205

2

EXHIBIT “K”

FORM OF TENANT ESTOPPEL CERTIFICATE

                    , 2006

Transatlantic Investment Management, Inc.

222 Third Street

Cambridge, Massachusetts 02142

Attn: Mr. Anthony M. Goschalk, President

[Seller]

6200 The Corners Parkway

Norcross, Georgia 30092

Attn:    Mr. F. Parker Hudson

    Managing Director, Dispositions

RE: Lease:

Premises:	_____________
Commencement Date:	_____________
Expiration Date:	_____________
Current Monthly Base Rent:	$ ____________
Current Monthly Additional Rent:	$ ____________
Base Year or Expense Stop (if applicable):	_____________
Security Deposit:	$ ____________
Monthly Base Rent Paid Through:	, 2006
Monthly Additional Rent Paid Through:	, 2006

Ladies and Gentlemen:

We are the Tenant under the lease described above. We give you this certificate to permit you and your successors or assigns to rely on it as conclusive evidence of the matters stated below, in evaluating and completing the purchase by you or your assignee of the property known as                      Centurion Parkway North, in Jacksonville, Florida, which includes the Premises. We certify to you and your successors and assigns, as follows:

1.	We are the Tenant at the Premises and are in sole possession of and are occupying the Premises. Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

2.	The attached Lease is currently in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached.

3.	The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no remaining or unexercised options or rights to renew, extend, amend, modify, or change the term of the Lease after the date hereof, except for the following: .

4.	The current monthly Base Rent under the Lease and the current monthly Additional Rent under the Lease are correctly stated above. Monthly Base Rent and monthly Additional Rent have been paid through the respective dates stated above. No rent has been prepaid for more than one month. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind which Tenant remains entitled to receive after the date hereof, except for the following: .

5.	To Tenant’s knowledge, any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease to have been performed by the Landlord have been completed in accordance with the Lease. There are no unfunded allowances payable to Tenant under the Lease[, except as follows: ].

6.	To Tenant’s knowledge, Landlord has fully performed all of its obligations under the Lease and is not in default under any term or provision of the Lease. In addition, to Tenant’s knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

7.	Tenant does not currently assert and, to Tenant’s knowledge, Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

8.	Tenant has not been granted and has not exercised any options or rights of expansion, or first refusal to lease concerning the Lease or the Premises which are exercisable after the date hereof, except as follows: . Tenant has not been granted any options or rights to purchase, or first refusal to purchase, concerning the Premises, except as follows: .

9.	There are no actions, whether voluntary or involuntary or otherwise, pending or threatened against the Tenant or any guarantor of Tenant’s obligations under the Lease, pursuant to the bankruptcy or insolvency laws of the United States or any similar state laws. Tenant does not intend to and is not contemplating filing for bankruptcy.

10.	The address for notices to Tenant under the Lease is correctly set forth in the Lease.

4

11.	The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.

Sincerely,

By:
Its:

5

EXHIBIT “L”

PROPERTY TAX APPEALS

A.	Property Tax Appeals as to the Funds IV and V Property: NONE

B.	Property Tax Appeals as to the Funds VI, VII and VIII Property: NONE

EXHIBIT “M”

MANAGEMENT AGREEMENT

A.	Management Agreement affecting the Funds IV and V Property (Centurion Centre)

•	Management Agreement, dated as of July 1, 2004, , between Wells Management Company, Inc., managing agent for Fund IV and Fund V Associates, as “Owner”, and Cushman & Wakefield of Florida, Inc., as “Manager”

B.	Management Agreement affecting the Funds VI, VII and VIII Property (BellSouth Building)

•	Management Agreement, dated as of July 1, 2004, between Wells Management Company, Inc., managing agent for Fund VI, Fund VII and Fund VIII Associates, as “Owner”, and Cushman & Wakefield of Florida, Inc., as “Manager”

SCHEDULE 1

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made and entered into as of the      day of                     , 2006, by and between [FUND IV AND FUND V ASSOCIATES] or [FUND VI, FUND VII AND FUND VIII ASSOCIATES], a Georgia joint venture (“Assignor”), and                             , a                              (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Jacksonville, Duval County, Florida, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to certain leases affecting the Property, together with the security deposits and future leasing commission obligations associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s right, title, interest and obligations in respect of said leases, security deposits and leasing commission obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of January     , 2006, among [Fund IV and Fund V Associates] [Fund VI, Fund VII and Fund VIII Associates] and Assignor, as “Seller”, and Assignee, as “Purchaser” (the “Contract”), applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under (a) those certain leases set forth on Exhibit “B” attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the “Leases”), together with all rents, issues and profits under the Leases, (b) all security deposits or other security held by or for the benefit of Assignor with respect to the Leases or the performance of the obligations of the tenants under the Leases; and (c) those certain leasing commission agreements more particularly described on Exhibit “C” attached hereto and made a part hereof (the “Commission Agreements”), subject to the matters more particularly described on Exhibit “D” attached hereto and made a part hereof.

2. Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Leases arising from and after the date hereof,

including, without limitation, Assignor’s obligations to pay leasing commissions due and payable in respect of any renewal or expansion of the existing Leases, or any new lease with the tenant under the Leases, after the date hereof pursuant to the Commission Agreements, provided that any renewal or expansion of any existing Lease, or any new lease with a tenant under an existing Lease that was entered into after the Effective Date of the Contract (as defined therein) and prior to the date hereof was approved (or deemed approved) by Purchaser as and to the extent required in the Contract.

3. Subject to the limitations set forth in Section 11.3 of the Contract, Assignor shall indemnify and hold harmless Assignee from and against any and all losses, claims, suits, damages, costs or expenses, including without limitation, reasonable attorneys fees actually incurred, arising out of or in connection with any failure of Assignor to duly observe and perform all of the covenants, agreements, obligations, provisions, terms and conditions of the Leases on the part of Assignor to be performed or observed prior to the Closing Date or any liabilities incurred by Assignor which matured, became due or accrued on or before the date of this Assignment; provided however, the indemnity set forth in this paragraph 3 shall expire and be of no further force and affect on September 30, 2006, and provided further, prior to September 30, 2006, Assignee shall give Assignor written notice of any alleged loss or claim under this paragraph 3 with reasonable detail as to the nature of such loss or claim and file an action against Assignor with respect thereto within one hundred eighty (180) days after the giving of such notice. If Assignee does not provide Assignor with such written notice prior to September 30, 2006 or (having given timely notice as aforesaid) file an action against Assignor with respect thereto within one hundred eighty (180) days after the giving of such notice, the indemnity set forth in this paragraph 3 shall expire and be of no further force or effect.

4. Subject to the limitations set forth in Section 11.3 of the Contract, Assignee shall indemnify and hold harmless Assignor from and against any and all losses, claims, suits, damages, costs or expenses, including without limitation, reasonable attorneys fees actually incurred, arising out of or in connection with any failure of Assignee to duly observe and perform all of the covenants, agreements, obligations, provisions, terms and conditions of the Leases on the part of Assignee to be performed or observed from and after the Closing Date or any liabilities incurred by Assignee which matured, became due or accrued after the date of this Assignment; provided however, the indemnity set forth in this paragraph 4 shall expire and be of no further force and effect on September 30, 2006, and provided further, prior to September 30, 2006, Assignor shall give Assignee written notice of any alleged loss or claim under this paragraph 4 with reasonable detail as to the nature of such loss or claim and file an action against Assignee with respect thereto within one hundred eighty (180) days after the giving of such notice. If Assignor does not provide Assignee with such written notice prior to September 30, 2006 or (having given timely notice as aforesaid) file an action against Assignee with respect thereto within one hundred eighty (180) days after the giving of such notice, the indemnity set forth in this paragraph 4 shall expire and be of no further force or effect.

5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

2

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNEE:

,
a

By:
Name:
Its:

“ASSIGNOR”

3

EXHIBIT A

Legal Description

EXHIBIT B

Leases

EXHIBIT C

Lease Commission Agreements

EXHIBIT D

Permitted Exceptions

SCHEDULE 2

FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is made and entered into as of the      day of                     , 2006, by and between [FUND IV AND FUND V ASSOCIATES] OR [FUND VI, FUND VII AND FUND VIII ASSOCIATES], a Georgia joint venture (“Assignor”) and                             , a                              (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Jacksonville, Duval County, Florida, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to certain service contracts related to the Property, and to the extent assignable, all guaranties and warranties given in connection with the operation, construction, improvement, alteration or repair of the Property; and Assignee desires to assume Assignor’s obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of January     , 2006, among [Fund IV and Fund V Associates] [Fund VI, Fund VII and Fund VIII Associates] and Assignor, as “Seller”, and Assignee, as “purchaser” (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under those certain contracts set forth on Exhibit “B” attached hereto and by this reference made a part hereof (the “Service Contracts”), subject to the matters set forth on Exhibit “C” attached hereto and by this reference made a part hereof.

2. Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Service Contracts arising from and after the date hereof.

3. Subject to the limitations set forth in Section 11.3 of the Contract, Assignor shall indemnify and hold harmless Assignee from and against any and all losses, claims, suits, damages, costs or expenses, including without limitation, reasonable attorneys fees, arising out of or in connection with any failure of Assignor to duly observe and perform all of the covenants, agreements, obligations, provisions, terms and conditions of the Leases on the part of Assignor to be performed or observed prior to the Closing Date or any liabilities incurred by Assignor which matured, became due or accrued on or before the date of this Assignment; provided however, the indemnity set forth in this paragraph 3 shall expire and be of no further force and affect on September 30, 2006, and provided further, prior to September 30, 2006, Assignee shall give Assignor written notice of any alleged loss or claim under this paragraph 3 with reasonable detail as to the nature of such loss or claim and file an action against Assignor with respect thereto within one hundred eighty (180) days after the giving of such notice. If Assignee does not provide Assignor with such written notice prior to September 30, 2006 or (having given timely notice as aforesaid) file an action against Assignor with respect thereto within one hundred eighty (180) days after the giving of such notice, the indemnity set forth in this paragraph 3 shall expire and be of no further force or effect.

4. Subject to the limitations set forth in Section 11.3 of the Contract, Assignee shall indemnify and hold harmless Assignor from and against any and all losses, claims, suits, damages, costs or expenses, including without limitation, reasonable attorneys fees, arising out of or in connection with any failure of Assignee to duly observe and perform all of the covenants, agreements, obligations, provisions, terms and conditions of the Leases on the part of Assignee to be performed or observed from and after the Closing Date or any liabilities incurred by Assignee which matured, became due or accrued after the date of this Assignment; provided however, the indemnity set forth in this paragraph 4 shall expire and be of no further force and effect on September 30, 2006, and provided further, prior to September 30, 2006, Assignor shall give Assignee written notice of any alleged loss or claim under this paragraph 4 with reasonable detail as to the nature of such loss or claim and file an action against Assignee with respect thereto within one hundred eighty (180) days after the giving of such notice. If Assignor does not provide Assignee with such written notice prior to September 30, 2006 or (having given timely notice as aforesaid) file an action against Assignee with respect thereto within one hundred eighty (180) days after the giving of such notice, the indemnity set forth in this paragraph 4 shall expire and be of no further force or effect.

5. This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNEE:

,
a

By:
Name:
Title:

“ASSIGNOR”

Exhibit A

Legal Description

Exhibit B

Assigned Contracts

SCHEDULE 3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the      day of                     , 2006, by [FUND IV AND FUND V ASSOCIATES] [FUND VI, FUND VII AND FUND VIII ASSOCIATES, a Georgia joint venture (“Seller”), for the benefit of                             , a                              (“Purchaser”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as “[10375] [10407] Centurion Parkway North” located in Jacksonville, Duval County, Florida, and more particularly described on Exhibit “A-1” attached hereto (hereinafter, together with all buildings, structures and improvements now situated on such land, including without limitation, all parking areas and facilities, improvements and fixtures located on such land, referred to as the “Property”); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1. All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of January     , 2006, among [Fund IV and Fund V Associates] [Fund VI, Fund VII and Fund VIII Associates], Seller and Purchaser (the “Sales Contract”).

2. Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), fixtures, carpeting, draperies, appliances, personal property, machinery, apparatus equipment and tangible personal property of every kind owned by Seller and currently used exclusively in the operation, repair and maintenance of the Property, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto and all non-confidential books, records and files (excluding any appraisals, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other similar information in the possession or control of Seller which Seller reasonably deems confidential or proprietary) relating to the Property (the “Personal Property”). The Personal Property does not include any property owned by tenants, contractors or licensees.

3. The Personal Property is hereby transferred and conveyed subject to those certain matters more particularly described on Exhibit “C” attached hereto and made a part hereof.

4. This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

“SELLER”

3

Exhibit “A”

Legal Description

Exhibit “B”

List of Personal Property

SCHEDULE 4

FORM OF GENERAL ASSIGNMENT OF

SELLER’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the      day of                     , 2006, by [FUND IV AND FUND V ASSOCIATES] [FUND VI, FUND VII AND FUND VIII ASSOCIATES], a Georgia joint venture (“Assignor”) to                             , a                              (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Jacksonville, Duval County, Florida, and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable trade names, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property, subject to the matters set forth on Exhibit “B” attached hereto and made a part hereof;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of January     , 2006, among [Fund IV and Fund V Associates] [Fund VI, Fund VII and Fund VIII Associates] and Assignor, as seller, and Assignee as purchaser (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; and (iv) any and all intellectual property rights, if any, in the name associated with the Building, the land or the project of which the Building or the Property is a part (excluding any computer software which is either licensed to Assignor or which Assignor deems proprietary).

2. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns. The Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

2

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

“ASSIGNOR”

FUND VII AND FUND VIII ASSOCIATES, a Georgia joint venture

By:	Wells Real Estate Fund VII, L.P., a Georgia limited partnership, venture partner

	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

By:	Wells Real Estate Fund VIII, L.P., a Georgia limited partnership, venture partner

	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

3

EXHIBIT “A”

Legal Description

SCHEDULE 5

FORM OF SELLER’S AFFIDAVIT

(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SELLER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF

Personally appeared before me, the undersigned deponent                             , who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

1. That the undersigned is the                                          of Wells Capital, Inc., the general partner of Wells Partners, L.P., which is a general partner of each of [Wells Real Estate Fund IV, L.P. (“Fund IV”) and Wells Real Estate Fund V, L.P. (“Fund V”) with Fund IV and Fund V being all of the joint venture partners of Fund IV and Fund V Associates, a Georgia joint venture] OR [Wells Real Estate Fund VI, L.P. (“Fund VI”)], Wells Real Estate Fund VI, Fund VII, L.P. (“Fund VII”) and Wells Real Estate Fund VIII, L.P. (“Fund VIII”), with Fund VI, Fund VII and Fund VIII being all of the venture partners of FUND VII AND FUND VIII ASSOCIATES, a Georgia joint venture (hereinafter referred to as “Owner”) and as such officer of such general partner of a general partner of each joint venture partner of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2. That Owner is the owner of certain real property located in Duval County, Florida, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.

3. That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4. That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B-1 hereto.

5. That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, deeds of trust, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6. That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

7. That Owner is not a foreign person, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. Owner is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations. The federal employer identification number of the Owner is [58-2022624 (as to Funds IV and V JV)] OR [58-2174097 (as to Funds VI, VII and VIII JV)] and Owner’s address is 6200 The Corners Parkway, Norcross, Georgia 30092. This statement is made by the undersigned in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest

8. That to Owner’s knowledge there are no boundary disputes affecting the Property.

9. That this Affidavit is made to induce Chicago Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,

this      day of                     , 2006.

(SEAL)
Name:
Title:

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

EXHIBIT “A”

Legal Description

EXHIBIT “B”

Existing Encumbrances

Exhibit “B-1”

List of any Pending Actions regarding Tenant Matters

Exhibit “C”

List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

SCHEDULE 6

FORM OF SELLER’S CERTIFICATE

(AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by [FUND IV AND FUND V ASSOCIATES] [FUND VI, FUND VII AND FUND VIII ASSOCIATES], a Georgia joint venture (“Seller”), this      day of                     , 2006, for the benefit of                             , a                              (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of January __, 2006, among [Fund IV and Fund V Associates] [Fund VI, Fund VII and Fund VIII Associates], Seller and Purchaser (the “Contract”), for the purchase and sale of the property described on EXHIBIT “A” attached hereto and made a part hereof (the “Property”), Seller certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Seller contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof.

The representations and warranties contained herein and in Section 4.1 of the Contract shall survive for the period specified in Section 11.4 of the Contract, and upon the expiration of the applicable survival period, such representations and warranties of Seller shall be of no further force or effect except that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of the survival period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within one hundred eighty (180) days after the giving of such notice. All obligations of Seller under this Certificate are subject to the terms and provisions of Article 11 of the Contract.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representatives as of the day and year first above written.

“ASSIGNOR”

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

SCHEDULE 7

FORM OF SELLER’S FIRPTA AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [FUND IV AND FUND V ASSOCIATES] [FUND VI, FUND VII AND FUND VIII ASSOCIATES], a Georgia joint venture (the “Seller”), the Seller hereby certifies as follows:

1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3. The Seller’s U.S. employer identification number is [58-2022624 (as to Funds IV and V JV)] [58-2174097 (as to Funds VI, VII and VIII JV)]; and

4. The Seller’s office address is 6200 The Corners Parkway, Norcross, Georgia 30092.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

This Certificate is made with the knowledge that ____________________________, a________________________, will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Date: , 2006		(Seal)
By:

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

SCHEDULE 8

FORM OF PURCHASER’S CERTIFICATE

(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by                                          (“Purchaser”), this      day of                     , 2006, for the benefit of [FUND IV AND FUND V ASSOCIATES] [FUND VI, FUND VII AND FUND VIII ASSOCIATES], a Georgia joint venture (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of January __, 2006, among [Fund IV and Fund V Associates] [Fund VI, Fund VII and Fund VIII Associates], Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property more particularly described on EXHIBIT “A” attached hereto, Purchaser certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in Section 4.4 of the Contract remain true and correct in all material respects as of the date hereof.

The representations and warranties contained herein and in Section 4.4 of the Contract shall survive for the period specified in Section 11.4 of the Contract, and upon the expiration of the applicable survival period, such representations and warranties of Purchaser shall be of no further force or effect except that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of the survival period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within one hundred eighty (180) days after the giving of such notice. All obligations of Purchaser under this Certificate are subject to the provisions of Article 11 of the Contract.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“PURCHASER”

,
a

By:
Name:
Title:

(CORPORATE SEAL)

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES